Exhibit 4.9

FISCAL AND PAYING AGENCY AGREEMENT

among

General Motors Nova Scotia Finance Company,

General Motors Corporation,

and

Deutsche Bank Luxembourg S.A.

and

Banque Generale du Luxembourg S.A.

Dated as of July 10, 2003

FISCAL AND PAYING AGENCY AGREEMENT

THIS FISCAL AND PAYING AGENCY AGREEMENT is made the 10th day of July 2003, among:

(1)	General Motors Nova Scotia Finance Company of 1908 Colonel Sam Drive, Oshawa, Ontario LIH 8P7, Canada (the “Company”);

(2)	General Motors Corporation of 300 Renaissance Center, Detroit, Michigan 48265-3000 (the “Guarantor”);

(3)	Deutsche Bank Luxembourg S.A. (the “Fiscal Agent”) of 2 Boulevard Konrad Adenauer, L-1115 Luxembourg (which expression shall include any successor fiscal agent appointed in accordance with Clause 18); and

(4)	Banque Generale du Luxembourg S.A. of 50 Avenue J.F. Kennedy, L-2951 Luxembourg (together with the Fiscal Agent, the “Paying Agents,” which expression shall include any additional or successor Paying Agent appointed in accordance with Clause 20).

IT IS HEREBY AGREED as follows:

1.	Definitions and Interpretation

(a) In this Agreement, unless there is something in the subject or context inconsistent therewith the expressions used herein shall have the same meanings as in the Subscription Agreement.

(b) The following expressions shall have the following meanings:

“Month” means calendar month;

“Noteholder” means the person in whose name a Note is registered in the Note Register (and the expressions “Noteholders,” “holder of Notes” and related expressions shall be construed accordingly);

“outstanding” means in relation to the Notes, all the Notes issued other than (i) those which have been redeemed in full in accordance with the Conditions, (ii) those in respect of which the date for redemption in accordance with the Conditions has occurred and the redemption moneys therefor (including all interest accrued thereon to the date for such redemption) have been duly paid to the Fiscal Agent as provided in this Agreement (and, where appropriate, notice has been given to the Noteholders in accordance with Condition 13) and remain available for payment upon surrender of Notes, (iii) those which have been purchased and cancelled as provided in Condition 6, (iv) those mutilated or defaced Notes which have been surrendered in exchange for replacement Notes pursuant to Condition 14, (v) (for the purpose only of determining how many Notes are outstanding and without prejudice to their status for any other purpose) those Notes alleged to have been lost, stolen or destroyed and in respect of which replacement Notes have been issued pursuant to Condition 14, (vi) Global Notes to the extent that they shall have been duly exchanged for Definitive Notes and Definitive Notes to the extent that they shall have been duly exchanged for other Definitive Notes in accordance with this Agreement and (vii) Global Notes which have become void in accordance with their terms and, provided that for the purpose of the right to attend and vote at any meeting of the Noteholders or any of them, those Notes (if any) which are for the time being held by any person (including but not limited to the Company or any Subsidiary of the Company) for the benefit of the Company or any Subsidiary of the Company shall (unless and until ceasing to be so held) be deemed not to remain outstanding;

“repay” shall include “redeem” and vice versa and “repaid,” “repayable” and “repayment” and “redeemed,” “redeemable” and “redemption” shall be construed accordingly; and

“Subscription Agreement” means the Subscription Agreement dated July 9,2003 among the Company, the Guarantor and the Managers concerning the purchase of the Notes.

“United States Person” has the meaning given to it by the United States Internal Revenue Code of 1986, as amended, and the regulations thereunder.

(c) All references in this Agreement to principal and/or interest or both in respect of the Notes or to any moneys payable by the Company under this Agreement shall be deemed to include (a) a reference to any Additional Amounts which may be payable under Condition 7 and (b) any other amounts which may be payable in respect of the Notes.

(d) Expressions defined in the Conditions shall have the same meanings herein unless otherwise stated.

2.	Appointment of Fiscal Agent and other Paying Agents

(a) The Fiscal Agent is hereby appointed as agent of the Company, upon the terms and subject to the conditions set out below, for

(i) completing, authenticating and issuing Notes;

(ii) paying sums due on Global Notes and Definitive Notes;

(iii) arranging on behalf of the Company for notices to be communicated to the Noteholders in accordance with the Conditions;

(iv) determining the date of completion of distribution of the Notes represented by each Global Note, based upon notification from the Managers and notifying such determination to the Company, the Managers and Euroclear and Clearstream;

(v) ensuring that all necessary action is taken to comply with applicable periodic reporting requirements with respect to the Notes; and

(vi) otherwise fulfilling its duties and obligations as set forth in the Conditions and in this Agreement.

(b) Each Paying Agent is hereby appointed by the Company and the Guarantor as Paying Agent of the Company and the Guarantor, upon the terms and subject to the conditions set out herein, for the purposes of paying sums due on Notes.

3.	Issue of Global Notes

(a) Upon the execution and delivery of this Agreement, 2015 Notes in an aggregate principal amount not in excess of £350,000,000 and 2023 Notes in an aggregate principal amount not in excess of £250,000,000 may be executed by the Company and delivered to the Fiscal Agent for authentication, and the Fiscal Agent shall thereupon authenticate and deliver such Notes upon the written order of the Company, signed by any authorized officer of the Company without any further action by the Company. Until a Note has been authenticated it shall have no effect. The Notes shall include the terms and conditions included as Schedule 1 hereto and, if applicable, Schedule 2 hereto.

(b) The Notes initially will be issued in the form of one or more Global Notes in registered form without coupons substantially in the form set forth in Schedule 3 Part I, hereto. The Global Notes shall be signed on behalf of the Company by any authorized officer. The Global Notes shall be authenticated by the Fiscal Agent upon the same conditions, in substantially the same manner and with the same effect as the Definitive Notes. The Fiscal Agent will, upon the order of the Company, deposit the Global Notes with BT Globenet Nominees Limited, as the common depositary (the “Common Depositary”) for Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, societe anonyme (“Clearstream”). The aggregate principal amount of Global Notes may from time to time be decreased by adjustments made on the records of the Fiscal Agent, as custodian for the Common Depositary or its nominee, as hereinafter provided.

4.	Issue of Definitive Notes

Upon the occurrence of any event which, pursuant to the Terms and Conditions of the Global Notes, requires the issuance of one or more Definitive Note(s), the Global Notes shall be surrendered to or to the order of the Fiscal Agent against delivery of Definitive Notes. The Definitive Notes shall be in denominations of £1,000, £10,000 or £1 00,000 and in integral multiples of £1,000, printed in accordance with any applicable legal and stock exchange requirements and in or substantially in the form set out in this Agreement.

5.	Registration, Transfer and Exchange

The Notes are issuable only in registered form. The Company will cause to be kept at the office or agency to be maintained for the purpose as provided in Clause 6 (the “Registrar”), a register (the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, it or its agent will register, and will register the transfer of, Notes as provided in this Clause. For the avoidance of doubt, the Notes registered will include Global Notes and Definitive Notes, to the extent Global Notes have been duly exchanged for Definitive Notes. The name and address of the registered holder of each Note and the principal amount of each Note will be recorded in the Note Register. Such Note Register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. Such Note Register shall be open for inspection by the Fiscal Agent during Business Days.

A Noteholder may register the transfer of a Note only by written application to the Registrar and/or the office of the transfer agent referred to in the last sentence of Clause 6 stating the name and address of the proposed transferee and otherwise complying with the terms of this Agreement. No such registration of transfer shall be deemed effected until, and such transferee shall succeed to the rights of a Noteholder only upon, final acceptance and registration of the transfer by the Registrar in the Note Register. Prior to the final acceptance and registration of any transfer by a Noteholder as provided herein, the Company, the Guarantor, the Fiscal Agent and any agent of any of them shall be entitled to treat the person in whose name the Note is registered as the owner thereof for all purposes, whether or not the Note shall be overdue, and none of the Company, the Guarantor, the Fiscal Agent, or any such agent shall be affected by notice to the contrary. Furthermore, any Noteholder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book entry system maintained by the Noteholder of such Global Note (or its agent) and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry. At the option of the Noteholder, Notes may be exchanged for other Notes of any authorized denomination and of a like aggregate principal amount, upon surrender of the Notes to be exchanged to the Registrar, accompanied by written instructions to such effect acceptable to the Registrar. When Notes are presented to the Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if the requirements for such transactions set forth herein are met. To permit registrations of transfers and exchanges, the Company shall execute and the Fiscal Agent shall authenticate Notes at the Registrar’s request.

Upon any exchange of an interest in a Global Note for an interest in a Definitive Note, the Global Note shall be endorsed to reflect the reduction of its principal amount by the aggregate principal amount so exchanged. The Fiscal Agent is hereby authorized on behalf of the Company (i) to endorse or to arrange for the endorsement of the relevant Global Note to reflect the reduction in the principal amount represented thereby by the amount so exchanged, and sign in the relevant space on the relevant Global Note recording such exchange and (ii) in the case of a total exchange, to cancel or arrange for the cancellation of the relevant Global Note.

Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Registrar) be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the Noteholder thereof or his attorney duly authorized in writing in a form satisfactory to the Company and the Registrar and, in connection with any such issuance of a Definitive Note, accompanied by, if applicable, a certification by the transferee on Internal Revenue Service Form W-8BEN or Form W-8ECI, as applicable, under penalties of perjury that it is not a United States Person, and/or such other certification as may then be required under United States tax laws to evidence the transferee’s entitlement to an exemption from United States federal withholding tax. Upon registration of any such issuance of a Definitive Note for which the transferee has not provided such tax certification, the Registrar shall promptly notify the Company of any such issuance and provide such information as the Company shall request so that it may comply with its obligations under Condition 8 and United States tax laws.

No holder of a Definitive Note may require the transfer of a Note to be registered during the period of 15 days ending on the due date for any payment of the Redemption Price of the Notes (as defined in Condition 6).

The Company or the Registrar may require payment from a Noteholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Notes. No service charge to any Noteholder shall be made for any such transaction.

All Notes issued upon any transfer or exchange of Notes shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Agreement, as the Notes surrendered upon such transfer or exchange.

6.	Offices for Payments, Etc.

So long as any of the Notes remain outstanding, the Company will maintain in the City of London or Luxembourg, the following: (a) an office or agency where the Notes may be presented for payment, (b) an office or agency where the Notes may be presented for registration of transfer and for exchange as provided in this Agreement and (c) an office or agency where notices and demands to or upon the Company in respect of the Notes or of this Agreement may be served. The Company will give to the Fiscal Agent written notice of the location of any such office or agency and of any change of location thereof. The Company hereby initially designates the Luxembourg office of the Fiscal Agent as the office or agency for each such purpose. In case the Company shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Luxembourg office of the Fiscal Agent. For so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, the Company shall appoint and maintain a paying and transfer agent in Luxembourg, who shall initially be the Paying Agent.

7.	Payment

(a) The Company shall, on each date on which any payment in respect of any of the Notes becomes due, transfer to an account specified by the Fiscal Agent such amount in Pounds Sterling as shall be sufficient for the purposes of such payment in funds settled through such payment system as the Fiscal Agent may designate.

(b) The Company shall ensure that no later than two Business Days immediately preceding the date on which any payment is to be made to the Fiscal Agent pursuant to subclause (a) above, the Fiscal Agent shall receive a copy of an irrevocable payment instruction to the bank through which the payment is to be made. For purposes of this Agreement, “Business Day” means (a) a day other than a Saturday or Sunday that is not a day on which banks and foreign exchange markets in Toronto, London, New York City and, in the case of a payment of principal, the place where such Note is presented for payment to a Paying Agent are generally authorized or obligated by law or executive order to close and (b) not a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System (“TARGET’) is closed.

(c) Subject to the Fiscal Agent or, as the case may be, the relevant other Paying Agents, being satisfied in its sole discretion that payment will be duly made as provided in subclause (a) above or otherwise, the Fiscal Agent and each other Paying Agent shall payor cause to be paid on behalf of the Company the amounts of principal and interest due on the Notes in the manner provided in the Conditions. If any payment provided for in subclause (a) above is made late but otherwise in accordance with the provisions of this Agreement, the Fiscal Agent and each other Paying Agent shall nevertheless make payments in respect of the Notes as aforesaid following receipt by it of such payment from the Company or the Guarantor, as the case may be.

(d) If for any reason the Fiscal Agent considers in its sole discretion (exercised in good faith) that the amounts to be received by the Fiscal Agent pursuant to subclause (a) above will be, or the amounts actually received by it pursuant thereto are, insufficient to satisfy all claims in respect of all payments then falling due on the Notes, neither the Fiscal Agent nor any other Paying Agent shall be obliged to pay any such claims until the Fiscal Agent has received the full amount of all moneys due and payable in respect of such Notes.

(e) Without prejudice to subclauses (c) and (d) above, and without any requirement to do so, if the Fiscal Agent pays any amounts to the Noteholders or to any other Paying Agent at a time when it has not received payment in full in respect of such Notes (the excess of the amounts so paid over the amounts so received being the “Shortfall”), the Company shall, in addition to paying amounts due under subclause (a) above, pay to the Fiscal Agent on demand interest at a rate determined by the Fiscal Agent to represent its cost of funding the Shortfall for the relevant period (with proof thereof if requested by the Company) (or the unreimbursed portion thereof) until the receipt in full by the Fiscal Agent of the Shortfall.

(f) The Fiscal Agent shall on demand promptly reimburse each Paying Agent for payments in respect of Notes properly made by such Paying Agent in accordance with this Agreement and the Notes unless the Fiscal Agent shall have notified such Paying Agent prior to the opening of business in the location of the office of such Paying Agent through which payment on the Notes can be made on the due date of payment under such Notes that the Fiscal Agent does not expect to receive sufficient funds to make payment of all amounts falling due in respect of such Notes.

(g) While any Notes are represented by Global Notes, all payments due in respect of such Notes shall be made to, or to the order of, the registered holder of the Global Notes, subject to and in accordance with the provisions of the Global Notes~ On the occasion of any such payment of principal, the Paying Agent to which the Global Note was surrendered for the purpose of making such payment, on behalf of the Company, shall cause the relevant Part of Schedule A to the relevant Global Note to be annotated so as to evidence the amounts and dates of such payments of principal.

If the amount of principal, and/or interest then due for payment is not paid in full (otherwise than by reason of a deduction required by law to be made therefrom), the Paying Agent to which a Global Note is presented for the purpose of making such payment shall make a record of such shortfall on the relevant Part of Schedule A to the relevant Global Note and such record shall, in the absence of manifest error, be prima facie evidence that the payment in question has not to that extent been made.

8.	Notice of any Withholding or Deduction

The Notes are subject to United States withholding tax requirements as described in the Offering Circular. If the Company is, in respect of any payment of principal or interest in respect of the Notes, compelled to withhold or deduct any other amount for or on account of taxes, duties, assessments or governmental charges as specifically contemplated under the Conditions, the Company shall give notice thereof to the Fiscal Agent as soon as it becomes aware of the requirement to make such withholding or deduction and shall give to the Fiscal Agent such information as the Fiscal Agent shall require to enable it to comply with such requirement.

9.	Duties of the Fiscal Agent in Connection with Redemption of Notes

If the Company decides to redeem all the Notes for the time being outstanding in accordance with the Conditions, it shall give notice of such decision to the Fiscal Agent a reasonable length of time (at least 40 days) before the relevant redemption date to enable the Fiscal Agent to undertake its obligations herein and in the Conditions.

10.	Receipt and Publication of Notices

(a) Forthwith upon the receipt by the Fiscal Agent of a demand or notice from any Noteholder in accordance with Condition 9, the Fiscal Agent shall forward a copy thereof to the Company.

(b) On behalf of and at the request and expense of the Company, the Fiscal Agent shall cause to be given in accordance with the Conditions, all notices required to be given by the Company to the Noteholders under the Conditions or this Agreement.

11.	Cancellation of Notes

(a) All Notes which are redeemed shall be cancelled by the Paying Agent by which they are paid. Each of the Paying Agents shall give to the Fiscal Agent details of all payments made by it and shall deliver all cancelled Notes to the Fiscal Agent or as the Fiscal Agent may specify. Where Notes are purchased by or on behalf of the Company, the Company may, at its option, procure that such Notes are promptly surrendered to the Fiscal Agent or its authorized agent for cancellation.

(b) The Fiscal Agent shall (unless required by law or otherwise instructed by the Company in writing and save as provided in Clause 13(a) below) destroy all cancelled Notes and, upon request, furnish the Company with a certificate of destruction containing serial numbers of the Notes so destroyed.

12.	Issue of Replacement Notes

(a) The Company and the Fiscal Agent shall cause a sufficient quantity of additional forms of Notes to be available, upon request, to the Registrar at its specified office for the purpose of issuing replacement Notes as provided below.

(b) The Fiscal Agent shall, subject to and in accordance with the Conditions and the following provisions of this Clause 12, cause to be authenticated and delivered any replacement Notes which the Company and the Registrar may determine to issue in place of Notes which have been lost, stolen, mutilated, defaced or destroyed.

(c) The Registrar shall obtain verification, in the case of an allegedly lost, stolen or destroyed Note in respect of which the serial number is known, that such Note has not previously been redeemed or paid. The Registrar shall not issue any replacement Note unless and until the Registrar and the Company agree that the applicant therefor has:

(i) paid such costs as may be incurred in connection therewith;

(ii) furnished it with such evidence and indemnification as the Company and the Registrar may reasonably require; and

(iii) in the case of any mutilated or defaced Note, surrendered it to the Registrar.

(d) The Registrar shall cancel any mutilated or defaced Notes in respect of which replacement Notes have been issued pursuant to this Clause 12. The Registrar shall furnish the Company with a certificate stating the serial numbers of the Notes received by it and cancelled pursuant to this Clause 12 and shall, unless otherwise required by the Company, destroy all such Notes and furnish the Company with a destruction certificate containing the information specified in Clause 11(b) above.

(e) The Registrar shall, on issuing any replacement Note, forthwith inform the Company, the Fiscal Agent and the Paying Agent of the serial number of such replacement Note issued and (if known) of the serial number of the Note in place of which such replacement Note has been issued.

(f) Whenever any Note for which a replacement Note has been issued and of which the serial number is known is presented to any of the Paying Agents for payment, the relevant Paying Agent shall immediately send notice thereof to the Company, the Fiscal Agent and the Registrar; no payment shall be made on such cancelled Note.

13.	Records and Certificates

(a) The Fiscal Agent and the Registrar shall keep a full and complete record of all Notes and of their redemption, purchase, cancellation or payment (as the case may be) and of all replacement Notes issued in substitution for lost, stolen, mutilated, defaced or destroyed Notes. The Fiscal Agent and the Registrar shall at all reasonable times make such records available to the Company.

(b) A certificate stating (i) the aggregate principal amounts of Notes which have been redeemed, (ii) the serial numbers of such Notes, (iii) the serial numbers of those Notes (if any) which have been purchased by or on behalf of the Company or any of its Subsidiaries and cancelled (subject to delivery thereof to the Fiscal Agent) and (iv) the aggregate principal amounts of Notes which have been surrendered and replaced and the serial numbers of such Notes shall be given to the Company by the Registrar and the Fiscal Agent as soon as possible and in any event within three months after the date of such redemption, purchase, payment or replacement (as the case may be).

(c) The Registrar and the Fiscal Agent shall submit (on behalf of the Company) such reports or information as may be required from time to time by applicable law, regulations and guidelines in connection with this Agreement.

(d) The Registrar and the Fiscal Agent shall cooperate with each other with respect to the provisions contained in Clauses 5, 11, 12 and 13 of this Agreement.

14.	Copies of this Agreement Available for Inspection

The Fiscal Agent and the Paying Agents shall hold copies of this Agreement available for inspection by Noteholders. For this purpose, the Company shall furnish the Fiscal Agent and the Paying Agents with sufficient copies of this Agreement.

15.	Fees and Expenses

(a) The Fiscal Agent shall be entitled to the compensation to be agreed upon with the Company for all services rendered by it, and the Company agrees to pay such compensation promptly and to reimburse the Fiscal Agent and the Paying Agents for reasonable out of pocket expenses (including reasonable fees and expenses of counsel pursuant to Clause 18(b) below) reasonably incurred by either of them in connection with the services rendered by them hereunder.

(b) The Company shall pay to the Fiscal Agent such fees in respect of the services of the Paying Agents under this Agreement as shall be agreed between the Company and the Fiscal Agent. The Company shall not be concerned with, or be liable to any individual Paying Agent with respect to, the apportionment of payment among the Paying Agents.

(c) In respect of the said fees the Company shall also pay to the Fiscal Agent such sum as is appropriate in respect of value added tax together with all reasonable expenses (including, inter alia, postage expenses) reasonably incurred by the Paying Agents in connection with their said services.

(d) The fees under subclause (b) above shall be paid in U.S. dollars. The Fiscal Agent shall arrange for payment of the fees due to the Paying Agents and arrange for the reimbursement of their expenses promptly after receipt of the relevant moneys from the Company.

(e) At the request of the Fiscal Agent, the Company or the Guarantor, the parties hereto may from time to time during the continuance of this Agreement review the fees agreed initially pursuant to subclause (b) above with a view to determining whether the parties hereto can mutually agree upon changes therein.

16.	Indemnification

(a) The Company shall indemnify and keep indemnified each of the Paying Agents and the Fiscal Agent against any losses, liabilities, costs, claims (or actions in respect thereof) and reasonable expenses (including reasonable legal fees) which it may incur or which may be made against it as a result of or in connection with its appointment or the exercise of its powers and duties under this Agreement except such as may result from its own willful default, negligence or bad faith or that of its officers or employees or any of them, or breach by it of the terms of this Agreement. The obligations of the Company under this Clause (a) shall survive the payment of the Notes and the resignation or removal of the Fiscal Agent or any Paying Agent, as the case may be.

(b) Each of the Paying Agents and the Fiscal Agent shall severally indemnify the Company and the Guarantor against any losses, liabilities, costs, claims (or actions in respect thereof) and reasonable expenses (including reasonable legal fees) which the Company or the Guarantor may incur or which may be made against the Company or the Guarantor as a result of the willful default, negligence or bad faith of that Paying Agent or Fiscal Agent or that of its officers or employees or any of them, or breach by it of the terms of this Agreement.

17.	Repayment by Fiscal Agent

Any monies paid by the Company or the Guarantor to the Fiscal Agent or any Paying Agent for payment in respect of any of the Notes and remaining unclaimed for two years after the date on which such amounts shall have become due and payable shall then be repaid to the Company or the Guarantor (as applicable) and, upon such payment, all liability of the Fiscal Agent or any Paying Agent with respect to such monies shall cease, without, however, relieving the Company or the Guarantor (as applicable) of the obligation to pay the amounts in respect of any such Note upon the due subsequent presentation thereof to the Company at its registered office.

18.	Conditions of Appointment

The Fiscal Agent and each of the Paying Agents accept their obligations set forth herein and in the Notes upon the terms and conditions hereof and thereof, including the following, to all of which the Company agree and to all of which the rights of the holders from time to time of the Notes shall be subject:

(a) In acting under this Agreement and in connection with the Notes, the Fiscal Agent and the Paying Agents are acting solely as agents of the Company and the Guarantor and do not assume any obligation towards or relationship of agency or trust for or with any of the beneficial owners or holders of the Notes except that all funds held by the Paying Agents for a payment in respect of the Notes shall be held in trust by them and applied as set forth herein and in such Notes, but need not be segregated from other funds held by them, except as required by law; provided that monies paid by the Company or the Guarantor to the Paying Agents for payment in respect of any of the Notes and remaining unclaimed for two years after the date on which such payment shall have become due and payable shall be repaid to the Company or the Guarantor (as applicable) as provided and in the manner set forth in Clause 17 hereof, whereupon the aforesaid trust shall terminate and liability of the Paying Agents to the Company and the Guarantor with respect to such monies shall cease.

(b) Each of the Fiscal Agent and the Paying Agents may consult at its own expense (unless the Company has agreed in writing as to the need for such consultation and as to the counsel to be consulted) with counsel satisfactory to it (who may be an employee of or legal advisor to the Company) in its reasonable judgment and any advice or written opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by any of them hereunder in good faith and in accordance with such advice or opinion.

(c) The Fiscal Agent and the Paying Agents shall be protected and shall incur no liability for or in respect of any action taken or omitted to be taken or being suffered by it in reliance upon any Note, instrument of transfer, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper party or parties.

(d) Each of the Paying Agents or any agent of the Company or the Guarantor or of the Paying Agent, in its individual capacity or any other capacity, may become the owner of, or acquire any interest in, any Notes or other obligations of the Company or the Guarantor with the same rights that it would have if it were not a Paying Agent or any agent of the Company or the Guarantor or of the Paying Agent, and each Paying Agent may engage or be interested in any financial or other transaction with the Company or the Guarantor, and may act on, or as depositary, trustee or Manager for, any committee or body of holders of Notes or other obligations of the Company or the Guarantor, as freely as if it were not a Paying Agent or any agent of the Company or the Guarantor or of the Paying Agent; provided that such Paying Agent or agent thereof provides, if applicable, the appropriate United States tax certifications to the Registrar in connection with any acquisition of the Notes.

(e) None of the Fiscal Agent or the Paying Agents shall be under any liability for interest on any monies received by it pursuant to any of the provisions of this Agreement or the Notes except as otherwise agreed with the Company and the Guarantor in writing.

(f) The recitals contained in this Agreement and in the Notes (except in the Fiscal Agent’s certificate of authentication) shall be taken as the statements of the Company, and neither the Fiscal Agent nor any Paying Agent assumes any responsibility for the correctness of the same. Neither the Fiscal Agent nor any Paying Agent makes any representation as to the validity or sufficiency of this Agreement or the Notes, except for their due authorization to execute and perform their obligations under this Agreement. Neither the Fiscal Agent nor any Paying Agent shall be accountable for the use or application by the Company of any of the Notes or by the Company of the proceeds of any Notes.

(g) The Fiscal Agent and the Paying Agents shall be obligated to perform such duties and only such duties as are herein and in the Notes specifically set forth, and no implied duties or obligations shall be read into this Agreement or the Conditions against the Fiscal Agent or any Paying Agent. Neither the Fiscal Agent nor any Paying Agent shall be under any obligation to take any action hereunder which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it.

(h) The Company shall notify the Fiscal Agent and each other Paying Agent immediately in writing if any of the persons authorized to take action on behalf of the Company in connection with this Agreement ceases to be so authorized or if any additional person becomes so authorized together, in the case of an additional authorized person, with evidence satisfactory to the Fiscal Agent that such person has been so authorized.

(i) No Paying Agent shall exercise any right of set off or lien against the Company, the Guarantor or any Noteholders in respect of any monies payable to or by it under the terms of this Agreement.

(j) Each of the Company, the Fiscal Agent, the Guarantor and the Paying Agents agree that this Agreement will, subject to the other provisions herein, continue in full force and effect for so long as any of the Notes are outstanding.

19.	Communications with Paying Agents

A copy of all communications relating to the subject matter of this Agreement between the Company and any of the Paying Agents other than the Fiscal Agent shall be sent to the Fiscal Agent.

20.	Termination of Appointment

(a) The Company may terminate the appointment of the Fiscal Agent or any Paying Agent at any time and/or appoint additional or other Paying Agents by giving to the Fiscal Agent or the Paying Agent whose appointment is concerned and, in the case of any Paying Agent other than the Fiscal Agent, the Fiscal Agent at least 60 days’ prior written notice to that effect, provided that, so long as any of the Notes are outstanding, (i) such notice shall not expire less than 30 days before any due date for the payment of any Note and (ii) notice shall be given in accordance with the Conditions at least 30 days prior to any removal or appointment of the Fiscal Agent or any Paying Agent.

(b) Notwithstanding the provisions of subclause (a) above, if at any time the Fiscal Agent or any Paying Agent becomes incapable of acting, or is adjudged bankrupt or insolvent, or files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of an administrator, liquidator or administrative or other receiver of all or any substantial part of its property, or if an administrator, liquidator or administrative or other receiver of it or of all or a substantial part of its property is appointed, or it admits in writing its inability to payor meet its debts as they may mature or suspends payment thereof, or if any order of any court is entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency law or if any public officer takes charge or control of such Fiscal Agent or Paying Agent or of its property or affairs for the purpose of rehabilitation, administration or liquidation, the Company may forthwith without notice terminate the appointment of such Fiscal Agent or Paying Agent, as the case may be, in which event notice thereof shall be given to the Noteholders in accordance with the Conditions as soon as practicable thereafter.

(c) The termination of the appointment of the Fiscal Agent or any Paying Agent hereunder shall not entitle such Fiscal Agent or Paying Agent to any amount by way of compensation but shall be without prejudice to any amount then accrued due.

(d) The Fiscal Agent or all or any of the Paying Agents may resign their respective appointments hereunder at any time by giving to the Company and (except in the case of resignation of the Fiscal Agent) the Fiscal Agent at least 60 days’ prior written notice to that effect. Following receipt of a notice of resignation from the Fiscal Agent or any Paying Agent, the Company shall promptly, but no later than 10 days prior to the expiration of any resignation of the Fiscal or Paying Agent, give notice thereof to the Noteholders in accordance with the Conditions. The Fiscal Agent and Paying Agent may appoint a replacement Fiscal Agent on behalf of the Company, if the Company has not already done so.

(e) Notwithstanding the provisions of subclauses (a), (b), (c) and (d) above, so long as any of the Notes are outstanding, the termination of the appointment of any Paying Agent (whether by the Company or by the resignation of such Paying Agent) shall not be effective unless upon the expiry of the relevant notice there is (i) a Fiscal Agent and (ii) at least one Paying Agent with a specified office in a European city which, so long as the Notes are listed on the Luxembourg Stock Exchange, shall be Luxembourg or such other place as may be approved by the Luxembourg Stock Exchange.

(f) Any successor Fiscal Agent or Paying Agent appointed hereunder shall execute and deliver to its predecessor, the Company, the Guarantor and (unless its predecessor is the Fiscal Agent) the Fiscal Agent, an instrument accepting such appointment hereunder, and thereupon such successor Fiscal Agent or Paying Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Fiscal Agent or a Paying Agent under this Agreement.

(g) If the appointment of the Fiscal Agent or any Paying Agent hereunder is terminated (whether by the Company or by the resignation of such Fiscal Agent or Paying Agent), such Fiscal Agent or Paying Agent shall on the date on which such termination takes effect deliver to the Fiscal Agent or the successor Fiscal Agent all Notes surrendered to it but not yet destroyed and shall deliver to such successor Paying Agent (or if none, the Fiscal Agent) all records concerning the Notes maintained by it (except such documents and records as it is obliged by law or regulation to retain or not to release) and pay to its successor Fiscal Agent or Paying Agent (or, if none, to the Fiscal Agent) the amounts held by it in respect of Notes which have become due and payable but which have not been paid, but shall have no other duties or responsibilities under this Agreement.

(h) If the Fiscal Agent or any of the Paying Agent changes its specified office, it shall give to the Company and the Fiscal Agent (if applicable), not less than 45 days’ written notice to that effect giving the address of the new specified office. As soon as practicable thereafter and in any event at least 30 days prior to such change, the Fiscal Agent shall give to the Noteholders notice of such change and the address of the new specified office in accordance with the Conditions. The Company reserves the right to approve any change in the specified office of any Paying Agent.

(i) Any corporation into which the Fiscal Agent or any Paying Agent for the time being may be merged or converted or any corporation with which such Fiscal Agent or Paying Agent may be consolidated or any corporation resulting from any merger, conversion or consolidation to which such Fiscal Agent or Paying Agent shall be a party shall, to the extent permitted by applicable law (including United States federal income tax laws), be the successor Fiscal Agent or Paying Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto. Notice of any such merger, conversion or consolidation shall forthwith be given to the Company and the Noteholders in accordance with the Conditions and, where appropriate, the Fiscal Agent.

21.	Meetings of Noteholders

(a) The provisions of Schedule 4 hereto shall apply to meetings of the Noteholders and shall have effect in the same manner as if set out in this Agreement.

(b) Without prejudice to subclause (a) above, each of the Paying Agents shall, on the request of any Noteholder, issue voting certificates and block voting instructions together, if so required by the Company, with reasonable proof satisfactory to the Company of due execution thereof on behalf of such Paying Agent in accordance with the provisions of Schedule 4 hereto and shall forthwith give notice to the Company in accordance with the said Schedule 4 of any revocation or amendment of a voting certificate or block voting instruction. Each Paying Agent shall keep a full and complete record of all voting certificates and block voting instructions issued by it and shall not later than 24 hours before the time appointed for holding any meeting or adjourned meeting deposit, at such place as the Fiscal Agent shall designate or approve, full particulars of all voting certificates and block voting instructions issued by it in respect of such meeting or adjourned meeting.

22.	Communications

All communications shall be by facsimile or letter delivered by hand or (but only where specifically provided in the Appendix hereto) by telephone. Each communication shall be made to the relevant party at the facsimile number or address or telephone number and, in the case of a communication by facsimile or letter, marked for the attention of, or (in the case of a communication by telephone) made to, the person(s) from time to time specified in writing by that party to the other for the purpose. The initial telephone number, facsimile number and address of, and person(s) so specified by, each party are set out on the signature pages of this Agreement.

A communication shall be deemed received, (if by facsimile) when an acknowledgment of receipt is received, (if by telephone) when made or (if by letter) when delivered, in each case in the manner required by this Clause 22 provided, however, that if a communication is received after business hours it shall be deemed to be received and become effective on the next Business Day. Every communication shall be irrevocable save in respect of any manifest error therein.

23.	Taxes

The Company will pay all stamp or other documentary taxes or duties, if any, to which the execution or delivery of this Agreement or the original issuance of the Notes may be subject as a result of compliance with the terms of the Subscription Agreement.

24.	Descriptive Headings

The descriptive headings in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

25.	Amendments

This Agreement and the Notes may be amended by the Company, the Guarantor and the Fiscal Agent, without the consent of the Noteholders so as to modify any of the provisions of this Agreement which are of a formal, minor or technical nature in the opinion of the Company and the Guarantor or to add any covenant, restriction, condition or provision as the Company and the Guarantor shall consider to be for the protection of the Noteholders or is made for the purpose of curing any ambiguity, or correcting or supplementing any provision contained herein or therein which may be defective or inconsistent with any other provision contained herein or therein, or to make such other provisions in regard to matters or questions arising under this Agreement as shall not adversely affect the interests of the holders of the Notes. Any such modification shall be binding on the Noteholders, and if the Fiscal Agent so requires, shall be notified to the Noteholders as soon as practicable thereafter in accordance with Condition 13.

26.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, United States of America, without giving effect to the principles of conflicts of law. Each party to this Agreement irrevocably agrees that any legal action or proceeding against it arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered against it in connection with this Agreement may be brought in any Federal or New York State court sitting in the Borough of Manhattan, and, by execution and delivery of this Agreement, such party thereby irrevocably accepts and submits to the jurisdiction of each of the aforesaid courts in person, generally and unconditionally with respect to any such action or proceeding for itself and in respect of its property, assets and revenues. Each party hereby also irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding has been brought in an inconvenient forum. Nothing contained in this Clause 26 shall limit any right to bring any legal action or proceeding in any other court of competent jurisdiction. Each of the Company and the Guarantor hereby appoints the Guarantor’s New York office as its agent for the service of process in New York.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

GENERAL MOTORS NOVA SCOTIA FINANCE COMPANY

By:	/s/ A. Lim
Name:	A. Lim
Title:	Asst. Secretary

GENERAL MOTORS CORPORATION

By:	/s/ Sanjir Khattri
Name:	Sanjir Khattri
Title:	Assistant Treasurer

DEUTSCHE BANK LUXEMBOURG S.A.

By:	/s/ CA Morris
Name:	CA Morris
Title:	Attorney

By:	/s/ K. Turner
Name:	K. Turner
Title:	Attorney

BANQUE GENERALE DU LUXEMBOURG S.A.

By:	/s/ Jean Marie Moes
Name:	Jean Marie Moes
Title:	Head of Back-Offices & Securities Handling

By:	/s/ Robert Genot
Name:	Robert Genot
Title:	Head of Settlements & Custody

[GM NOVA SCOTIA FISCAL AND PAYING AGENCY AGREEMENT SIGNATURE PAGE]

SCHEDULE 1

TERMS AND CONDITIONS OF NOTES

The following are the Terms and Conditions of Notes (sometimes referred to herein as the “Terms and Conditions” or “Conditions “) of the Company that (subject to completion and amendment) will be attached to or incorporated by reference into each Global Note and which will be attached to or endorsed upon each Definitive Note.

This Note is one of the Notes issued subject to, and with the benefit of, the Fiscal and Paying Agency Agreement (as amended from time to time in accordance with its terms, the “Fiscal and Paying Agency Agreement”) dated July 10, 2003 and made among General Motors Nova Scotia Finance Company (the “Company”), General Motors Corporation (the “Guarantor”), Deutsche Bank Luxembourg S.A., as issuing agent and principal Paying Agent (the “Fiscal Agent” which expression shall include any successor as fiscal agent) and Banque Generale du Luxembourg S.A., as Paying Agent (together with the Fiscal Agent, the “Paying Agents” which expression shall include any additional or successor Paying Agents).

The holders for the time being of the Notes (the “Noteholders”) are deemed to have notice of, and are entitled to the benefit of, all the provisions of the Fiscal and Paying Agency Agreement and the Notes, which are binding on them. Words and expressions defined in the Fiscal and Paying Agency Agreement or on the face of this Note shall have the same meanings where used in these Terms and Conditions unless the context otherwise requires or unless otherwise stated. Copies of the Fiscal and Paying Agency Agreement are available from the principal office of the Fiscal Agent and the Paying Agents set out at the end of the Fiscal and Paying Agency Agreement.

1.	Form, Denominations and Title

General

Each of the 2015 Notes and the 2023 Notes will be represented by one or more Global Notes in fully registered form (each a “Global Note”), which will be deposited on or about July 10, 2003 with a common depositary of Euroclear Bank S.A./N.V., as operator for the Euroclear System (“Euroclear”) and Clearstream Banking, Societe Anonyme (“Clearstream”) for credit to certain accounts maintained by Euroclear or Clearstream. The Global Notes will be registered in the name of BT Globenet Nominees Limited.

The Company may issue further Notes which shall be consolidated and form a single series with the 2015 Notes and the 2023 Notes (as applicable), provided, however, that such further Notes may be issued only within three years of the issue date of the original Notes and only if they are fungible with the original Notes for United States federal income tax purposes.

Except in certain limited circumstances, the Notes will not be issued in definitive form. Beneficial ownership in the Global Notes can only be held in the form of book-entry interests through direct or indirect participants in Euroclear or Clearstream. Each person having an ownership or other interest in a Global Note must rely exclusively on the rules or procedures of Euroclear and Clearstream, as applicable, and any agreement with any direct or indirect participant of Euroclear and Clearstream, as the case may be, or any other securities intermediary through which that person holds its interest to effect any transfer or, subject to the Conditions, to receive or direct the delivery of possession of any Definitive Note (as defined below). Notes in definitive form will be issued in denominations of £1,000, £10,000 and £100,000 and in multiples of £1,000.

Issuance of Definitive Notes

So long as a common depositary for Euroclear and Clearstream holds the Global Note with respect to the 2015 Notes or the 2023 Notes (as applicable), such Global Note will not be exchangeable for Notes in definitive form (“Definitive Notes”) unless (and in such case, as a whole and not in part):

•	Euroclear and Clearstream notify the Fiscal Agent that it is unwilling or unable to continue to act as depositary for the Notes and a successor depositary is not appointed within 120 days;

•	both Euroclear and Clearstream are closed for business for a continuous period of 14 days (other than by reason of legal holidays) or announces an intention permanently to cease business;

•	the non-payment when due of amounts payable on the Notes (whether, in each case, on account of interest payments, redemption amounts or otherwise) shall have occurred and be continuing for 30 days; or

•	at any time the Company determines in its sole discretion that the Global Notes should be exchanged for Definitive Notes in registered form.

Definitive Notes will be issued in registered form only. To the extent permitted by law, the Company, the Guarantor, the Fiscal Agent and any Paying Agent shall be entitled to treat the person in whose name any Definitive Note is registered as its absolute owner.

If Definitive Notes are issued in exchange for a Global Note, the depositary, as holder of the Global Note, will surrender the Global Note, the book entries reflecting the ownership of beneficial interests in the Global Note of direct and indirect participants in Euroclear and Clearstream will be cancelled, and Definitive Notes will be distributed to the holders of the Notes against receipt from each such holder, if applicable, of a certification on Internal Revenue Service Form W-8BEN or Form W-8ECI, as applicable, under penalty of perjury that it is not a United States Person and/or such other certification as may then be required under the United States tax laws to evidence such holder’s entitlement to an exemption from United States federal withholding tax. Upon registration of any such issuance of a Definitive Note for which the holder has not provided such tax certification, the registrar shall promptly notify the Company of any such issuance and provide such information as the Company shall request so that it may comply with its obligations under Condition 8 and United States tax laws.

Transfers of Definitive Notes

The Fiscal Agent will act as registrar for the Company. Definitive Notes may be transferred at the specified office of the registrar. In addition, for so long as the 2015 Notes and the 2023 Notes (as the case may be) are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, transfer may also be made at the offices of the Paying Agent in Luxembourg. No transfer of a Definitive Note shall be deemed effected until, and such transferee shall succeed to the rights of a Noteholder only upon, final acceptance and registration of the transfer by the registrar. Prior to the final acceptance and registration of any transfer, the Company, the Guarantor, the Fiscal Agent and any agent of any of them shall be entitled to treat the person in whose name the Definitive Note is registered as the owner thereof for all purposes, whether or not such Definitive Note is overdue, and none of the Company, the Guarantor, the Fiscal Agent, nor any such agent shall be affected by notice to the contrary. Notes may be exchanged for other Notes of any authorized denomination and of a like aggregate principal amount upon surrender of the Notes to be exchanged to the registrar, accompanied by written instructions to such effect acceptable to the registrar. If any Definitive Notes become mutilated, defaced, destroyed, stolen or lost, such Notes will be replaced in accordance with Condition 14.

Every Definitive Note presented or surrendered for registration of transfer shall (if so required by the Company or the registrar) be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the Noteholder thereof or his attorney duly authorized in writing in a form satisfactory to the Company and the registrar, and, if applicable, a certification by the transferee on Internal Revenue Service Form W-8BEN or Form W-8ECI, as applicable, under penalty of perjury that it is not a United States Person, and/or such other certification as may then be required under United States tax law to evidence the transferee’s entitlement to an exemption from United States federal withholding tax. Upon registration of any such transfer of a Definitive Note for which the transferee has not provided such tax certification, the registrar shall promptly notify the Company of any such transfer and provide such information as the Company shall request so that it may comply with its obligations under Condition 8 and United States tax laws.

The Company or the registrar may require payment from a Noteholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Notes. No service charge to any Noteholder shall be made for any such transaction.

No holder of a Definitive Note may require the transfer of a Note to be registered during the period of 15 days ending on the due date for any payment of the redemption price of the Notes.

All transfers of Definitive Notes and entries on the note register will be made subject to the provisions in the Fiscal and Paying Agency Agreement.

2.	Status of the Notes

The Notes will be unsecured and unsubordinated obligations of the Company and will rank equally with all other unsecured and unsubordinated indebtedness of the Company, save for those preferred by mandatory provisions of law. The Guarantees endorsed on the Notes will be unsecured obligations of the Guarantor and will rank equally with all other unsecured and unsubordinated indebtedness of the Guarantor, save for those preferred by mandatory provisions of law.

The Fiscal and Paying Agency Agreement, the Notes and the Guarantees endorsed on the Notes do not limit other indebtedness or securities which may be issued by the Company or the Guarantor and contain no financial or similar restrictions on the Company or the Guarantor.

3.	Interest

The 2015 Notes will bear interest from and including July 10,2003 to but excluding December 7,2015 at a rate of 8.375 percent per annum, payable annually in arrears on December 7 in each year the 2015 Notes are outstanding. The first payment shall be payable on December 7, 2003.

The 2023 Notes will bear interest from and including July 10, 2003 to but excluding July 10, 2023 at a rate of 8.875 percent per annum, payable annually in arrears on July 10 in each year the 2023 Notes are outstanding. The first payment shall be payable on July 10, 2004.

Interest will cease to accrue on the Notes on the applicable Maturity Date (as defined below) or on the due date for redemption thereof unless, upon due presentation thereof, payment of principal is improperly withheld or refused, in which event interest will continue to accrue (both before and after judgment) until whichever is the earlier of (i) the day on which all the sums due in respect of the 2015 Notes and the 2023 Notes, as the case may be, up to that day are received by or on behalf of the holders of the 2015 Notes and the 2023 Notes, as the case may be, and (ii) the day on which the Fiscal Agent has notified the holder thereof (in accordance with Condition 13) of its receipt of all sums due in respect thereof up to that date and that, upon presentation thereof being duly made by the holder of Notes, payment will be made, provided that upon presentation thereof being duly made, payment is in fact made.

When interest is required to be calculated in respect of a period of less than a full year, it shall be calculated on the basis of the actual number of days elapsed since the date of issuance of the Notes, or if more recent, the last interest payment date divided by 365 (of if any portion of this period falls in a leap year, the sum of (A) the actual number of days in that portion of the period falling in a leap year divided by 366 and (B) the actual number of days in the portion of the period falling in a non-leap year by 365).

4.	Payments

Payments of interest (which term includes any Additional Amounts, as defined herein, unless the context otherwise requires) in respect of the Notes shall be made in Pounds Sterling on the applicable interest payment dates set forth above to the holder in whose name the Note is registered at the close of business on the November 22, with respect to the 2015 Notes, and the June 25, with respect to the 2023 Notes, preceding such interest payment date, to the address of such holder as such address shall appear on the note register for the Notes. The common depositary or its nominee shall be the registered holder in the case of Notes evidenced by Global Notes. Payments made to the common depositary shall be made by wire transfer, and Euroclear or Clearstream, as applicable, will credit the relevant accounts of their participants on the applicable payment dates. Payments in respect of Notes not evidenced by Global Notes shall be made by wire transfer, direct deposit or check mailed to the address of the holder entitled thereto as such address shall appear on the register.

Principal of the Notes will be payable in Pounds Sterling at maturity against surrender of such Notes at the office of the Paying Agent or such paying agencies as the Company may appoint from time to time, subject to all applicable laws and regulations. Payments of principal will be made, at the option of the holder, by check or wire transfer. Payments made to the common depositary with respect to the Global Notes will be credited to the relevant accounts of the participants, pursuant to the relevant Euroclear or Clearstream procedures.

If the date for payment of any amount in respect of any Note is not a Business Day in the relevant place, the holder thereof shall not be entitled to payment until the next following Business Day in the relevant place and shall not be entitled to further interest or other payment in respect of such delay. For these purposes, “Business Day” means (a) a day other than a Saturday or Sunday that is not a day on which banks and foreign exchange markets in Toronto, London, New York City and, in the case of a payment of principal, the place where such Note is presented for payment to a Paying Agent are generally authorized or obligated by law or executive order to close and (b) not a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (“TARGET”) System is closed.

The Company may at any time terminate the appointment of any Paying Agent and appoint additional or other Paying Agents, provided that, until all outstanding Notes have been cancelled and delivered to the Fiscal Agent, or monies sufficient to pay the principal of and interest on all outstanding Notes have been made available for payment and either paid or returned to the Company or the Guarantor, as the case may be, as provided in the Notes, the Company will maintain a Paying Agent in a European city for payments on Notes (which will be Luxembourg so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require). Notice of any such termination or appointment and of any change in the office through which any Paying Agent will act will be given in accordance with Condition 13. The names of the initial Fiscal Agent and the initial Paying Agents and their respective initial offices are set forth at the end of the Fiscal and Paying Agency Agreement.

All monies paid by the Company or the Guarantor to the Fiscal Agent for the payment! of principal of, or interest on, any Note which remains unclaimed at the end of two years after such principal or interest shall have become due and payable, will be repaid to the Company or the Guarantor (as the case may be) upon the Company’s or the Guarantor’s request and the holder of such Note will thereafter look only to the Company or the Guarantor for payment thereof.

5.	Guarantee

The Guarantor will guarantee (the “Guarantee”) the due and punctual payment of principal of and interest on the Notes and any Additional Amounts described under Condition 7 below, when and as the same shall become due and payable, whether at maturity, upon redemption or upon declaration of acceleration or otherwise, under any of the provisions of the

Notes. The Guarantee is absolute and unconditional, irrespective of any circumstance that might otherwise constitute a legal or equitable discharge of a surety or guarantor. To evidence the Guarantee, a guarantee executed by the Guarantor will be endorsed on every Note.

The Guarantee will be a direct unsecured obligation of the Guarantor and will rank equally with all other unsecured and unsubordinated obligations of the Guarantor save for those preferred by mandatory provisions of law.

The Fiscal and Paying Agency Agreement and the Guarantee do not limit other indebtedness which may be issued by the Guarantor and contain no financial or similar restrictions on the Guarantor.

6.	Redemption And Purchase

Maturity

The Notes are not redeemable before maturity except as provided under this Condition 6. The Notes will be redeemed by the Company in full at a redemption price equal to 100 percent of the principal amount of the Notes on December 7, 2015, with respect to the 2015 Notes, and on July 10,2023, with respect to the 2023 Notes (respectively, the “Maturity Date”) if they have not been otherwise redeemed as described herein.

Redemption for Tax Reasons

If, as a result of any change in or amendment to the laws (including any regulations or rulings promulgated thereunder) of Canada or the United States or any political subdivision thereof or therein affecting taxation, including any official proposal for such a change in or amendment to such laws, which became effective after the date of the Offering Circular or which proposal is made after such date. or any change in the official application or interpretation of such laws, including any official proposal for such a change, amendment or change in the application or interpretation of such laws, which change, amendment, application or interpretation is announced or becomes effective after the date of the Offering Circular or which proposal is made after such date, or any action taken by any taxing authority of Canada or the United States which action is taken or becomes generally known after the date of the Offering Circular, or any commencement of a proceeding in a court of competent jurisdiction in Canada or the United States after such date, whether or not such action was taken or such proceeding was brought with respect to the Company or the Guarantor, there is, in such case, in the written opinion of independent legal counsel of recognized standing to the Company or the Guarantor, a material increase in the probability that the Company has or may become (or if the Guarantor is required to make payment under the Guarantee and in making payment, in the opinion of independent counsel chosen by the Guarantor, the Guarantor has or may become) obligated to pay either U.S. Additional Amounts or Canadian Additional Amounts (as described below in Condition 7) and the Company or the Guarantor, in its business judgment, determines that such obligation cannot be avoided by the use of reasonable measures available to the Company and/or the Guarantor, not including assignment of the 2015 Notes and/or the 2023 Notes (as applicable) or the Guarantee, the 2015 Notes and/or the 2023 Notes (as applicable) may be redeemed, as a whole but not in part, at the Company’s option at any time thereafter, at a redemption price equal to 100 percent of the principal amount of the 2015 Notes and/or the 2023 Notes (as applicable) to be redeemed together with (as applicable) accrued and unpaid interest thereon to (but not including) the date fixed for redemption (the “Redemption Price”). Before the publication of any notice of redemption of the 2015 Notes and/or the 2023 Notes (as applicable), pursuant to the foregoing, the Company or the Guarantor, as the case may be, shall deliver to the Fiscal Agent the opinion of a nationally recognized independent tax advisor to the Company or the Guarantor, as the case may be, as described above and a certificate setting out facts showing that the conditions precedent to the right of the Company so to redeem have occurred.

Notice of Redemption

Notice of redemption will be given by the Company not less than 30 nor more than 60 days before the date fixed for redemption, which date and the applicable Redemption Price will be specified in the notice. Such notice shall be published in accordance with Condition 13 below. Notice having been so given, the 2015 Notes and/or the 2023 Notes (as applicable) shall become due and payable on the redemption date upon surrender thereof and will be paid at the Redemption Price, at the offices or agencies in Luxembourg and in the manner specified therein.

If any Note called for redemption by the Company shall not be so paid upon surrender thereof for redemption, the principal, and interest, of such Note shall, until paid pursuant to Condition 4 hereof, bear interest from the redemption date at the rate borne by the 2015 Notes or the 2023 Notes, as the case may be.

Purchase by the Company or the Guarantor

The Company or the Guarantor (or any of its subsidiaries) may at any time purchase or otherwise acquire Notes in the open market or otherwise. Notes purchased or otherwise acquired by the Company may be held or, at the discretion of the Company, surrendered to the Fiscal Agent for cancellation. The Company may not resell or reissue those Notes purchased or otherwise acquired.

7.	Payment of Additional Amounts

United States

The Company or the Guarantor (as applicable and if the Guarantor is required to make payments under the Guarantee) will pay to the holder of any Note who is a Non-U.S. Holder such additional amounts as may be necessary in order that every net payment in respect of the principal or interest on such Note, after deduction or withholding by the Company, the Guarantor or any Paying Agent for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the United States or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided for in such Note to be then due and payable before any such deduction or withholding for or on account of any such tax, assessment or governmental charge (“U.S. Additional Amounts”); provided, however, that the foregoing obligation to pay U.S. Additional Amounts shall not apply to:

(a) any tax, assessment or other governmental charge which would not have been so imposed but for (i) the existence of any present or former connection between such holder (or a fiduciary, settlor, beneficiary, member or shareholder of, or holder of a power over, such holder, if such holder is an estate, trust, partnership or corporation) and the United States, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, shareholder of, or holder of a power) being or having been a citizen or resident or treated as a resident thereof or being or having been engaged in a trade or business therein or being or having been present therein or having or having had a permanent establishment therein, or (ii) such holder’s present or former status as a personal holding company or foreign personal holding company or controlled foreign corporation for United States federal income tax purposes or corporation which accumulates earnings to avoid United States federal income tax;

(b) any tax, assessment or other governmental charge which would not have been so imposed but for the presentation by the holder of any Note (where such presentation is required) for payment on a date more than 10 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(c) any estate, inheritance, gift, sales, transfer, personal property or excise tax or any similar tax, assessment or governmental charge;

(d) any tax, assessment or other governmental charge which is payable otherwise than by withholding from payments in respect of principal of, or interest on, any Note;

(e) any tax, assessment or other governmental charge imposed on interest received by a holder or beneficial owner of a Note who actually or constructively owns 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote within the meaning of Section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended;

(f) any tax, assessment or other governmental charge imposed as a result of the failure to comply with (i) certification, information, documentation, reporting or other similar requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of the Note, if such compliance is required by statute, or by regulation of the United States Treasury Department, as a precondition to relief or exemption from such tax, assessment or other governmental charge (including backup withholding) or (ii) any other certification, information, documentation, reporting or other similar requirements under United States income tax laws or regulations that would establish entitlement to otherwise applicable relief or exemption from such tax, assessment or other governmental charge;

(g) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of the principal of, or interest on, any Note, if such payment can be made without such withholding by at least one other Paying Agent;

(h) any Note where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN (European Union’s Economic and Finance Ministers) Council meeting of26-27 November 2000, or any law implementing or complying with, or introduced in order to conform to such directive; or

(i) any Note presented (where such presentation is required) for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant Note to another Paying Agent in a Member State of the European Union; or

(j) any combination of items (a) through (i);

nor will such U.S. Additional Amounts be paid to any holder who is a fiduciary or partnership or other than the sole beneficial owner of the Note to the extent a settlor or beneficiary with respect to such fiduciary or a member of such partnership or a beneficial owner of the Note would not have been entitled to payment of such U.S. Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of the Note.

The Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the Notes. Except as specifically provided by this Condition 7, the Company or the Guarantor (as applicable) will not be required to make any payment for any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.

As used in this Condition 7, the term “United States” means the United States of America (including the states and the District of Columbia) and its territories, possessions and other areas subject to its jurisdiction; and the term “Non-U.S. Holder” means a person that is for United States federal income tax purposes, a (i) non resident alien individual, (ii) foreign corporation, (iii) non resident alien fiduciary of a foreign estate or trust, or (iv) a foreign partnership one or more members of which is, for United States federal income tax purposes, a non resident individual, a foreign corporation or a non resident alien fiduciary of a foreign estate or trust.

Canada

All payments of principal and interest in respect of the Notes will be made without withholding of or deduction for, or on account of, any present or future taxes, duties, assessment or governmental charges of whatever nature imposed or levied by or on behalf of the government of Canada or any political subdivision thereof, or any authority or agency therein or thereof having power to tax, unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law or the application or interpretation thereof. If such withholding or deduction is so required, the Company or the Guarantor, as applicable, shall pay (subject to the Company’s right of redemption referred to under “Redemption for Tax Reasons” in Condition 6) as additional interest such Additional Amounts as may be necessary in order that the net amounts received by the holders of Notes after such withholding or deduction shall equal the net payment in respect of such Notes which would have been received by them in respect of the Notes in the absence of such withholding or deduction (“Canadian Additional Amounts”); except that no Canadian Additional Amounts shall be payable with respect to any Note:

(a) held by or on behalf of a holder (i) that is not a “Non-Canadian person” as defined in the Offering Circular under the heading “Taxation of the Notes-Canadian Federal Taxation” or (ii) in respect of whom such taxes, duties, assessments or governmental charges are required to be withheld or deducted by reason of such holder failing to comply with any certification or information reporting as may be required under Canadian income tax law to qualify for an exemption from such deduction or withholding;

(b) presented for payment (where such presentation is required) more than 10 days after the later of (a) the date on which payment in respect of the Notes becomes due and payable or (b) if the full amount of monies payable on such date has not been received by the Fiscal Agent on or prior to such date, the date on which notice that such monies have been received is published, except to the extent that the holder thereof would have been entitled to such Canadian Additional Amounts on presenting such Note for payment on the last day of such period of 10 days;

(c) where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN (European Union’s Economic and Finance Ministers) Council meeting of26-27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive;

(d) in respect of any payment of interest or principal if payment could have been made without such deduction or withholding by at least one other Paying Agent;

(e) in respect of any tax that is an estate, inheritance, gift, sales, transfer, personal property, value added, excise or any other similar tax or governmental charge; or

(f) any combination of items (a) through (e);

nor will Canadian Additional Amounts be paid to any holder who is a fiduciary or partnership or other than the sole beneficial owner of the Note to the extent a settlor or beneficiary with respect to such fiduciary or a member of such partnership or a beneficial owner of the Note would not have been entitled to payment of the Canadian Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of the Note.

The Company (or the Guarantor, as applicable) will indemnify and hold harmless each holder of Notes that is a Non-Canadian person and upon written request reimburse each such holder for the amount, excluding any payment of Additional Amounts, of:

(i) any Canadian taxes in respect of payments made under the Notes levied or imposed on and paid by such holder if such holder would have been entitled to a payment of Additional Amounts in respect of such Canadian taxes had such Canadian taxes been imposed or required to be collected by way of withholding;

(ii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; and

(iii) any Canadian taxes imposed with respect to any reimbursement under clause (i) or (ii) of this paragraph but excluding any such Canadian taxes on such holder’s net income.

The Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable thereto.

When used in these Conditions and otherwise in respect of the Notes, “Additional Amounts” shall mean U.S. Additional Amounts and/or Canadian Additional Amounts, as the context requires. Wherever in the Fiscal and Paying Agency Agreement there is mentioned, in any context the payment of principal or interest under or with respect to a Note, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof, as described under this Condition 7. Except as specifically provided by this Condition 7, the Company or the Guarantor (as applicable) shall not be required to make any payment with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority thereof or therein.

8.	Certain Covenants of the Guarantor

The following definitions shall be applicable to the covenants of the Guarantor specified below:

(i) “Attributable Debt” means, at the time of determination as to any lease, the present value (discounted at the actual rate, if stated, or, if no rate is stated, the implicit rate of interest of such lease transaction as determined by the chairman, president, any vice chairman, any vice president, the treasurer or any assistant treasurer of the Guarantor), calculated using the interval of scheduled rental payments under such lease, of the obligation of the lessee for net rental payments during the remaining term of such lease (excluding any subsequent renewal or other extension options held by the lessee). The term “net rental payments” means, with respect to any lease for any period, the sum of the rental and other payments required to be paid in such period by the lessee thereunder, but not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates, indemnities or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, earnings or profits or of maintenance and repairs, insurance, taxes, assessments, water rates, indemnities or similar charges; provided, however, that, in the case of any lease which is terminable by the lessee upon the payment of a penalty in an amount which is less than the total discounted net rental payments required to be paid from the later of the first date upon which such lease may be so terminated and the date of the determination of net rental payments, “net rental payments” shall include the then-current amount of such penalty from the later of such two dates, and shall exclude the rental payments relating to the remaining period of the lease commencing with the later of such two dates.

(ii) “Debt” means notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.

(iii) “Manufacturing Subsidiary” means any Subsidiary (A) substantially all the property of which is located within the continental United States of America, (B) which owns a Principal Domestic Manufacturing Property and (C) in which the Guarantor’s investment, direct or indirect and whether in the form of equity, debt, advances or otherwise, is in excess of $2,500,000,000 as shown on the Guarantor’s books as of the end of the fiscal year immediately preceding the date of determination; provided, however, that “Manufacturing Subsidiary” shall not include Hughes Electronics Corporation and its Subsidiaries, General Motors Acceptance

Corporation and its Subsidiaries (or any corporate successor of any of them) or any other Subsidiary which is principally engaged in leasing or in financing installment receivables or otherwise providing financial or insurance services to the Guarantor or others or which is principally engaged in financing the Guarantor’s operations outside the continental United States of America.

(iv) “Mortgage” means any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance.

(v) “Principal Domestic Manufacturing Property” means any manufacturing plant or facility owned by the Guarantor or any Manufacturing Subsidiary which is located within the continental United States of America and, in the opinion of the Guarantor’s Board of Directors, is of material importance to the total business conducted by the Guarantor and its consolidated affiliates as an entity.

(vi) “Subsidiary” means any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by the Guarantor, or by one or more Subsidiaries, or by the Guarantor and one or more Subsidiaries.

Limitation on Liens

The Guarantor will not, and will not permit any Manufacturing. Subsidiary to, issue or assume any Debt secured by a Mortgage upon any Principal Domestic Manufacturing Property of the Guarantor or any Manufacturing Subsidiary or upon any shares of stock or indebtedness of any Manufacturing Subsidiary (whether such Principal Domestic Manufacturing Property, shares of stock or indebtedness are now owned or hereafter acquired) without in any such case effectively providing concurrently with the issuance or assumption of any such Debt that the Guarantees (together with, if the Guarantor shall so determine, any other indebtedness of the Guarantor or such Manufacturing Subsidiary ranking equally with the Guarantees and then existing or thereafter created) shall be secured equally and ratably with such Debt, unless the aggregate amount of Debt issued or assumed and so secured by Mortgages, together with all other Debt of the Guarantor and its Manufacturing Subsidiaries which (if originally issued or assumed at such time) would otherwise be subject to the foregoing restrictions, but not including Debt permitted to be secured under clauses (i) through (vi) of the immediately following paragraph, does not at the time exceed 20% of the stockholders equity of the Guarantor and its consolidated subsidiaries, as determined in accordance with accounting principles generally accepted in the United States and shown on the audited consolidated balance sheet contained in the latest published annual report to the Guarantor’s stockholders.

The above restrictions shall not apply to Debt secured by:

(i) Mortgages on property, shares of stock or indebtedness of any corporation existing at the time such corporation becomes a Manufacturing Subsidiary;

(ii) Mortgages on property existing at the time of acquisition of such property by the Guarantor or a Manufacturing Subsidiary, or Mortgages to secure the payment of all or any part of the purchase price of such property upon the acquisition of such property by the Guarantor or a Manufacturing Subsidiary or to secure any Debt incurred prior to, at the time of, or within 180 days after, the later of the date of acquisition of such property and the date such property is placed in service, for the purpose of financing all or any part of the purchase price thereof, or Mortgages to secure any Debt incurred for the purpose of financing the cost to the Guarantor or a Manufacturing Subsidiary of improvements to such acquired property;

(iii) Mortgages securing Debt of a Manufacturing Subsidiary owing to the Guarantor or to another Subsidiary;

(iv) Mortgages on property of a corporation existing at the time such corporation is merged or consolidated with the Guarantor or a Manufacturing Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to the Guarantor or a Manufacturing Subsidiary;

(v) Mortgages on property of the Guarantor or a Manufacturing Subsidiary in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Mortgages; or

(vi) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Mortgage referred to in the foregoing clauses (i) to (v); provided, however, that the principal amount of Debt secured thereby shall not exceed by more than 115% the principal amount of Debt so secured at the time of such extension, renewal or replacement and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Mortgage so extended, renewed or replaced (plus improvements on such property).

Limitation on Sale and Lease-Backs

The Guarantor will not, and will not permit any Manufacturing Subsidiary to, enter into any arrangement with any person providing for the leasing by the Guarantor or any Manufacturing Subsidiary of any Principal Domestic Manufacturing Property owned by the Guarantor or any Manufacturing Subsidiary on the date that the Guarantees are originally issued (except for temporary leases for a term of not more than five years and except for leases between the Guarantor and a Manufacturing Subsidiary or between Manufacturing Subsidiaries), which property has been or is to be sold or transferred by the Guarantor or such Manufacturing Subsidiary to such person, unless either:

(i) the Guarantor or such Manufacturing Subsidiary would be entitled, pursuant to the provisions of the limitation on liens set forth above, to issue, assume, extend, renew or replace Debt secured by a Mortgage upon such property equal in amount to the Attributable Debt in respect of such arrangement without equally and ratably securing the Guarantees; provided, however, that from and after the date on which such arrangement becomes effective the Attributable Debt in respect of such arrangement shall be deemed for all purposes under the covenant on limitation on liens set forth above and this covenant on limitation on sale and lease-back to be Debt subject to the provisions of the covenant on limitation on liens described above (which provisions include the exceptions set forth in clauses (i) through (vi) of such covenant); or

(ii) the Guarantor shall apply an amount in cash equal to the Attributable Debt in respect of such arrangement to the retirement (other than any mandatory retirement or by way of payment at maturity), within 180 days of the effective date of any such arrangement, of Debt of the Guarantor or any Manufacturing Subsidiary (other than Debt owned by the Guarantor or any Manufacturing Subsidiary) which by its terms matures at or is extendible or renewable at the option of the obligor to a date more than twelve months after the date of the creation of such Debt.

9.	Events of Default

In case one or more of the following events (“Events of Default”) shall have occurred and be continuing:

(a) default in the payment of the principal of the 2015 Notes or the 2023 Notes as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise; or

(b) default in the payment of any installment of interest or in the payment of any Additional Amounts upon the 2015 Notes or the 2023 Notes as and when the same shall become due, and continuance of such default for a period of thirty days; or

(c) failure on the part of the Company or the Guarantor duly to observe or perform any other of the covenants or agreements on the part of the Company or the Guarantor applicable to the 2015 Notes or the 2023 Notes or the Guarantees or contained in the Fiscal and Paying Agency Agreement and the Conditions for a period of ninety days after the date on which written notice of such failure, requiring the Company or the Guarantor to remedy the same, shall have been given to the Company or the Guarantor by the Fiscal Agent, or to the Company or the Guarantor and the Fiscal Agent by the holders of at least 25 percent in aggregate principal amount of the 2015 Notes or the 2023 Notes at the time outstanding (as applicable); or

(d) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or the Guarantor in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or the Guarantor or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of ninety days; or

(e) the Company or the Guarantor shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Company or the Guarantor or for any substantial part of their respective property, or shall make any general assignment for the benefit of creditors;

then if an Event of Default described in clause (a), (b) or (c) shall have occurred and be continuing, and in each and every such case, unless the principal amount of all the 2015 Notes or the 2023 Notes, as the case may be, shall have already become due and payable, the holders of not less than 25 percent in aggregate principal amount of the 2015 Notes or the 2023 Notes affected thereby then outstanding (as applicable), by notice in writing to the Company (and the Fiscal Agent) may declare the principal amount of the 2015 Notes or the 2023 Notes (as applicable) affected thereby to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, any provision of the Fiscal and Paying Agency Agreement or the Notes contained to the contrary notwithstanding, or, if an Event of Default described in clause (d) or (e) shall have occurred and be continuing, and in each and every such case, the holders of not less than 25 percent in aggregate principal amount of the 2015 Notes or the 2023 Notes then outstanding (as applicable», by notice in writing to the Company (and the Fiscal Agent), may declare the principal of the 2015 Notes or the 2023 Notes (as applicable) to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, any provision in the Fiscal and Paying Agency Agreement or in the Notes to the contrary notwithstanding. The foregoing provisions, however, are subject to the conditions that if, at any time after the principal of the 2015 Notes or the 2023 Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered, the Company or the Guarantor shall payor shall deposit with the Fiscal Agent a sum sufficient to pay all matured installments of interest, if any, and all Additional Amounts, if any, due upon the 2015 Notes or the 2023 Notes (as applicable) and the principal of the 2015 Notes or the 2023 Notes (as applicable) which shall have become due otherwise than by acceleration (with interest, if any, upon such principal, and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest and Additional Amounts, if any, at the same rate as the rate of interest specified in the 2015 Notes or the 2023 Notes, as the case may be, to the date of such payment or deposit), and such amount as shall be payable to the Fiscal Agent pursuant to the Fiscal and Paying Agency Agreement, and any and all defaults under the Fiscal and Paying Agency Agreement shall have been remedied, then and in every such case the holders of a majority in aggregate principal amount of the 2015 Notes or the 2023 Notes (as applicable) then outstanding, by written notice to the Company, the Guarantor and to the Fiscal Agent, may waive all defaults with respect to the 2015 Notes or the 2023 Notes (as applicable) and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

In case the Fiscal Agent shall have proceeded to enforce any right under the Fiscal and Paying Agency Agreement and such proceedings shall have been discontinued or abandoned because of such recession and annulment or for any other reason or shall have been determined adversely to the Fiscal Agent, then and in every such case the Company, the Guarantor, the Fiscal Agent and the holders of the 2015 Notes or the 2023 Notes, as the case may be, shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Guarantor, the Fiscal Agent and the holders of the 2015 Notes or the 2023 Notes, as the case may be, shall continue as though no such proceedings had been taken.

10.	Fiscal and Paying Agents

The Fiscal Agent and each of the Paying Agents will act solely as agents of the Company and the Guarantor (as applicable) and will not assume any obligations or relationships of agency or trust towards or with any Noteholder, except that any funds received by the Fiscal Agent for the payment of any sums due in respect of the Notes relating thereto shall be held by it in trust for the relevant Noteholders until the expiration of the relevant period under Condition 4. The Fiscal and Paying Agency Agreement contains provisions for the indemnification of the Fiscal Agent and for its relief from responsibility in certain circumstances.

11.	Consolidation, Merger or Sale of Assets

Each of the Company and the Guarantor covenants that it will not merge or consolidate with any other corporation or sell or convey all or substantially all of its assets to any person, firm or corporation, unless (i) either the Company or the Guarantor, as the case may be, shall be the continuing company, or the successor corporation (if other than the Company or the Guarantor, as the case may be) shall be a company organized and existing under, in the case of a successor to the Company, the laws of Canada or a province thereof, or in the case of a successor to the Guarantor, the United States of America or a state thereof and such corporation shall expressly assume the due and punctual payment of the principal of, interest, and Additional Amounts, if any, on the Notes, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Fiscal and Paying Agency Agreement to be performed by the Company or the Guarantor, as the case may be, in an instrument executed and delivered to the Fiscal Agent by such corporation and (ii) the Company, the Guarantor or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition.

Notwithstanding the foregoing, the Company may transfer all or any part of its assets to the Guarantor or to any other entity controlled by the Company and/or the Guarantor, provided that such transfer shall not in any way affect the rights of holders of the Notes under the Notes or the Guarantee or to the full and punctual performance and observance of all Company and Guarantor covenants and conditions of the Fiscal and Paying Agency Agreement.

In case of any such consolidation, merger, sale or conveyance and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company or the Guarantor, as the case may be, with the same effect as if it had been named in the Fiscal and Paying Agency Agreement.

The Fiscal Agent may receive an opinion of counsel (which counsel may be an employee of or counsel to the Company, or who may be other counsel acceptable to the Fiscal Agent) as conclusive evidence that any such consolidation, merger, sale or conveyance, and any such assumption, complies with the provisions of this Condition 11.

12.	Meetings of Noteholders and Modification

The Fiscal and Paying Agency Agreement contains provisions for convening meetings of Noteholders to consider matters affecting their interests including modifications by

Extraordinary Resolution with respect to the 2015 Notesorthe2023 Notes of the Terms and Conditions of the Notes, the Guarantees and the Fiscal and Paying Agency Agreement. The quorum at any such meeting for passing a resolution proposed as an Extraordinary Resolution will be one or more persons holding or representing a clear majority in principal amount of the 2015 Notes or the 2023 Notes (as applicable) for the time being outstanding, except that at any meeting, the business of which includes, inter alia, (i) modification of the Maturity Date of the 2015 Notes or the 2023 Notes or reduction or cancellation of the principal amount payable upon maturity, (ii) reduction of the amount payable or modification of the payment date in respect of any interest on the 2015 Notes or the 2023 Notes, (iii) modification of the currency in which payments under the Notes are to be made, (iv) modification of the majority required to pass an Extraordinary Resolution or (v) modification of the provisions of the Fiscal and Paying Agency Agreement concerning this exception, the necessary quorum for passing an Extraordinary Resolution will be one or more persons holding or representing not less than two-thirds, or at any adjourned meeting not less than a clear majority, in principal amount of the 2015 Notes or the 2023 Notes (as applicable) for the time being outstanding. Any resolution duly passed at any such meeting shall be binding on all Noteholders (whether or not they were present at such meeting).

The Fiscal Agent may agree with the Company and the Guarantor, without the consent of the Noteholders, to any modification to any of the provisions of the Fiscal and Paying Agency Agreement, the Notes or the Guarantee which is of a fonnal, minor or technical nature in the opinion of the Company and the Guarantor or to add any covenant, restriction, condition or provision as the Company and the Guarantor shall consider to be for the protection of the Noteholders or is made for the purpose of curing any ambiguity, or correcting or supplementing any provision contained therein which may be defective or inconsistent with any other provision contained therein, or to make such other provisions in regard to matters or questions arising under the Fiscal and Paying Agency Agreement as shall not adversely affect the interests of the holders of the Notes. Any such modification shall be binding on all the Noteholders, and, if the Fiscal Agent so requires, shall be notified to the Noteholders as soon as practicable thereafter in accordance with Condition 13.

13.	Notices

Notices to Noteholders will be given by publication in a daily morning newspaper in the English language of general circulation in London, England. In addition, so long as the 2015 Notes and the 2023 Notes are listed on the Luxembourg Stock Exchange and the rules of such Exchange shall so require, notices to holders of the 2015 Notes or the 2023 Notes (as applicable) will be given by publication in a daily newspaper of general circulation in Luxembourg. The terms “daily morning newspaper” and “daily newspaper” shall be deemed to mean a newspaper customarily published on each Business Day (as defined under Condition 4) (in morning editions, in the case of “daily morning newspaper”), whether or not it shall be published in Saturday, Sunday, or holiday editions. If, by reason of the temporary or permanent suspension of publication of any newspaper, or by reason of any other cause, it shall be impossible to make publication of such notice in a daily morning newspaper in the English language of general circulation in London, England, and Luxembourg then such publication or other notice in lieu thereof as shall be made by the Fiscal Agent shall constitute sufficient publication of such notice, if such publication or other notice shall be in an English language newspaper with general circulation in Europe and, so far as may be possible, shall approximate the terms and conditions of the publication in lieu of which it is given. In addition, any notice shall be published in a manner which complies with the rules and regulations of the Luxembourg Stock Exchange.

Such publication is expected to be made in the Financial Times and the Luxemburger Wort. Such notice shall be deemed to have been given on the date of publication, or, if published on more than one date, on the date of first publication.

Notices to be given by any Noteholder shall be in writing and given by lodging the same, together with the relevant Note or Notes, with the Fiscal Agent.

14.	Replacement of Notes

In the case of any Global Notes or any Definitive Notes issued under the circumstances described under “Issuance of Definitive Notes” in Condition 1, any such Notes that become mutilated, defaced, destroyed, stolen or lost will be replaced by the Company at the expense of the holder upon delivery to the registrar (the “Replacement Agent”) of such Notes or evidence of the loss, theft or destruction thereof satisfactory to the Company and the Replacement Agent. In the case of a mutilated, defaced, destroyed, stolen or lost Note, an indemnity and/or security satisfactory to the Replacement Agent and the Company may be required at the expense of the holder of such Note before a replacement Note will be issued.

15.	Further Issues

The Company may from time to time, without the consent of the holder of any Note, create and issue further 2015 Notes and/or 2023 Notes ranking equally in all respects and on the same terms and conditions in all respects (or in all respects save for the date and amount of the first payment of interest thereon) so that such issue shall be consolidated and form a single series with the 2015 Notes or the 2023 Notes (as applicable) for all purposes, provided, however, that such further Notes may be issued only within three years of the issue date of the original Notes and only if they are fungible with the original Notes for United States federal income tax purposes.

16.	Governing Law

The Fiscal and Paying Agency Agreement, the Notes (including the Terms and Conditions of the Notes) and the Guarantees will be governed by and construed in accordance with the laws of the State of New York, United States of America without giving effect to the principles of conflicts of law.

Each of the Company and the Guarantor irrevocably agrees that any legal action or proceeding against them arising out of or in connection with the Notes and the Guarantees may be brought in any federal or New York State court sitting in the Borough of Manhattan and each of the Company and the Guarantor irrevocably waives, to the fullest extent permitted by law, any objection they may have to the laying of venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding has been brought in an inconvenient forum.

THE GUARANTEE

The following is the text of the Guarantee of the Notes that will be endorsed on the Global Notes and the definitive Notes.

General Motors Corporation (the “Guarantor”) hereby unconditionally guarantees to the holder of this Note duly authenticated and delivered by the Fiscal Agent, the due and punctual payment of the principal of, and interest (together with any Additional Amounts payable pursuant to the terms of this Note), on this Note, when and as the same shall become due and payable, whether at maturity or upon redemption or upon declaration of acceleration or otherwise according to the terms of this Note and of the Fiscal and Paying Agency Agreement. In case of default by General Motors Nova Scotia Finance Company (the “Company”) in the payment of any such principal or interest (together with any Additional Amounts payable pursuant to the terms of this Note), the Guarantor agrees duly and punctually to pay the same. The Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional irrespective of any extension of the time for payment of this Note, any modification of this Note, any invalidity, irregularity or unenforceability of this Note or the Fiscal and Paying Agency Agreement, any failure to enforce the same or any waiver, modification or indulgence granted to the Company with respect thereto by the holder of this Note or the Fiscal Agent, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a demand or proceeding first against the Company, protest or notice with respect to this Note or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this guarantee will not be discharged as to this Note except by payment in full of the principal of, and interest (together with any Additional Amounts payable pursuant to the terms of this Note), thereon.

The Guarantor irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder (i) to be subrogated to the rights of a holder against the Company with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by the Company in respect thereof or (ii) to receive any payment, in the nature of contribution or for any other reason, from any other obligor with respect to such payment.

This guarantee shall not be valid or become obligatory for any purpose with respect to this Note until the certificate of authentication on this Note shall have been signed by the Fiscal Agent.

This guarantee is governed by the laws of the State of New York, United States of America.

IN WITNESS WHEREOF, General Motors Corporation has caused this guarantee to be signed by facsimile by its duly authorized officers and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

GENERAL MOTORS CORPORATION

By:

By:

SCHEDULE 2

SUMMARY OF PROVISIONS RELATING TO THE NOTES WHILE REPRESENTED BY

THE GLOBAL NOTES

The following is a summary of certain additional provisions to be contained in the Global Notes, with respect to the 2015 Notes and the 2023 Notes, which will apply to, and to the extent that they are inconsistent with, modify the terms and conditions of the Notes set forth under “Terms and Conditions of the Notes”.

1.	Notices

For so long as all of the Notes are represented by one or more of the Global Notes and such Global Note(s) is/are held on behalf of Euroclear and/or Clearstream, notices to Noteholders may be given by delivery of the relevant notice to Euroclear and/or Clearstream (as the case may be) for communication to the relative Accountholders rather than by publication as required by Condition 13, provided that, so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, notices to Noteholders will be given by publication in a daily newspaper of general circulation in Luxembourg. Such publication is expected to be made in the Luxemburger Wort. In addition, any notice shall be published in a manner which complies with the rules and regulations of the Luxembourg Stock Exchange. Any such notice shall be deemed to have been given to the Noteholders on the seventh day after the day on which such notice is delivered to Euroclear and/or Clearstream (as the case may be) as aforesaid.

2.	Accountholders

For so long as all of the Notes are represented by a Global Note and such Global Note is held on behalf of Euroclear and/or Clearstream, each person who is for the time being shown in the records of Euroclear or Clearstream as the holder of a particular principal amount of such Notes (each an “Accountholder”) (in which regard any certificate or other document issued by Euroclear or Clearstream, as to the principal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes) shall be treated as the holder of such principal amount of such Notes for all purposes (including for the purposes of any quorum requirements of, or the right to demand a poll at, meetings of the Noteholders) other than with respect to the payment of principal and interest on such Notes, the right to which shall be vested, as against the Company solely to the registered owner of the Global Note in accordance with and subject to its terms. Each Accountholder must look solely to Euroclear or Clearstream (as the case may be) for its share of each payment made to the registered owner of the relevant Global Note.

3.	Cancellation

Cancellation of any Note represented by a Global Note and required by the Terms and Conditions of the Notes to be cancelled following its redemption or purchase will be effected by endorsement by or on behalf of the Fiscal Agent of the reduction in the principal amount of the relevant Global Note on the relevant part of the schedule thereto.

4.	Euroclear And Clearstream

References herein to Euroclear and Clearstream shall be deemed to include references to any other clearing system through which interests in the Notes are held.

SCHEDULE 3

FORMS OF GLOBAL AND DEFINITIVE NOTES

PART I

FORM OF GLOBAL NOTE

Common Code No.:

ISIN No.:

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED OR SOLD DIRECTLY OR INDIRECTLY IN THE UNITED STATES OF AMERICA (INCLUDING THE STATES AND THE DISTRICT OF COLUMBIA), ITS POSSESSIONS, ITS TERRITORIES OR OTHER AREAS SUBJECT TO ITS JURISDICTION (THE “UNITED STATES”) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY CITIZEN OR RESIDENT OF THE UNITED STATES, ANY CORPORATION, PARTNERSHIP OR OTHER ENTITY CREATED OR ORGANIZED IN OR UNDER THE LAWS OF THE UNITED STATES OR ANY POLITICAL SUBDIVISION THEREOF OR THEREIN, AN ESTATE THE INCOME OF WHICH IS SUBJECT TO UNITED STATES FEDERAL INCOME TAXATION REGARDLESS OF ITS SOURCE OR A TRUST IF BOTH A COURT WITHIN THE UNITED STATES IS ABLE TO EXERCISE PRIMARY SUPERVISION OVER ITS ADMINISTRATION AND ONE OR MORE UNITED STATES PERSONS HAVE THE AUTHORITY TO CONTROL ALL OF ITS SUBSTANTIAL DECISIONS OR A TRUST THAT HAS MADE A VALID ELECTION TO BE TREATED AS A DOMESTIC TRUST FOR UNITED STATES FEDERAL INCOME TAX PURPOSES (“UNITED STATES PERSONS”); PROVIDED, HOWEVER, THAT THE TERM “UNITED STATES PERSON” SHALL NOT INCLUDE A BRANCH OR AGENCY OF A UNITED STATES BANK OR INSURANCE COMPANY THAT IS OPERATING OUTSIDE THE UNITED STATES FOR VALID BUSINESS REASONS AS A LOCALLY REGULATED BRANCH OR INSURANCE BUSINESS AND NOT SOLELY FOR THE PURPOSE OF INVESTING IN SECURITIES NOT REGISTERED UNDER THE SECURITIES ACT.

THIS NOTE IS A GLOBAL NOTE WITHOUT COUPONS, EXCHANGEABLE FOR DEFINITIVE NOTES WITHOUT COUPONS ONLY IN LIMITED CIRCUMSTANCES AT THE MAIN OFFICE OF THE FISCAL AGENT (AS DEFINED HEREIN) IN LUXEMBOURG. THE RIGHTS ATTACHING TO THIS GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE TERMS AND CONDITIONS OF THIS NOTE.

NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON EXCEPT PURSUANT TO THE PROVISIONS HEREOF.

GENERAL MOTORS NOVA SCOTIA FINANCE COMPANY (organized under the laws of Nova Scotia, Canada)

GLOBAL NOTE representing

£

PERCENT NOTES DUE

This Note is listed on the Luxembourg Stock Exchange

General Motors Nova Scotia Finance Company, a company organized under the laws of Nova Scotia, promises to pay to BT Globenet Nominees Limited or registered assigns the principal sum specified in Schedule A hereto, on         , upon surrender hereof, and to pay interest at the rate of percent per annum in arrears from the date of issuance or the later date to which interest has been paid or provided for on said principal amount annually on                              each                                     , beginning,                          until payment of said principal amount has been made or duly provided for. Such payments shall be made in Pounds Sterling.

Reference is made to the further provisions set forth under Terms and Conditions of the Note endorsed on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

Holders of this Note are deemed to have notice of all of the provisions of the Fiscal and Paying Agency Agreement dated July 10, 2003 among the Company, General Motors Corporation as Guarantor, Deutsche Bank Luxembourg S.A. as Fiscal Agent and principal Paying Agent and Banque Generale du Luxembourg S.A., as Paying Agent (as amended from time to time in accordance with its terms, the “Fiscal and Paying Agency Agreement”) applicable to them. Copies of the Fiscal and Paying Agency Agreement are available for inspection at the specified offices of the Fiscal Agent.

Title to this Note shall pass on registration of the Note in the Note Register for the Notes. Prior to the registration of any transfer of this Note in the Note Register, the Company may treat the person in whose name this Note is registered as the absolute owner of this Note for all purposes (notwithstanding any notice to the contrary and whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon or notice of any previous loss or theft or trust or other interest herein).

This Note shall not be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been duly signed by the Fiscal Agent acting in accordance with the Fiscal and Paying Agency Agreement.

IN WITNESS whereof the Company has caused this Global Note to be duly executed on its behalf.

GENERAL MOTORS NOVA SCOTIA FINANCE COMPANY

By:
Name:
Duly Authorized Officer

Dated: July     , 2003

CERTIFICATE OF AUTHENTICATION

This is the Global Note described in the within-mentioned Fiscal and Paying Agency Agreement.

DEUTSCHE BANK LUXEMBOURG S.A. as Fiscal Agent without warranty, recourse or liability

By:
Name:
Title:
Authorized Officer

Schedule A

The initial principal amount of this Global Note is £             .

Changes in principal amount of this Global Note are set forth below:

Date	Principal amount by which this Global Note is to be decreased and reason for decrease	Remaining principal amount of this Global Note after such decrease	Notation made by or on behalf of the Company

Schedule B

SCHEDULE OF EXCHANGES

FOR NOTES REPRESENTED BY A GLOBAL NOTE

The following exchanges of a part of this Global Note for Notes represented by Definitive Notes have been made:

Date of Exchange	Principal Amount of Definitive Notes Issue in Exchange for a Portion of this Global Note	Remaining Principal Amount of this Global Note Following such Exchange	Notation Made by or on Behalf of the Company

PART II

FORM OF DEFINITIVE NOTE

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED OR SOLD DIRECTLY OR INDIRECTLY IN THE UNITED STATES OF AMERICA (INCLUDING THE STATES AND THE DISTRICT OF COLUMBIA), ITS POSSESSIONS, ITS TERRITORIES OR OTHER AREAS SUBJECT TO ITS JURISDICTION (THE “UNITED STATES”) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY CITIZEN OR RESIDENT OF THE UNITED STATES, ANY CORPORATION, PARTNERSHIP OR OTHER ENTITY CREATED OR ORGANIZED IN OR UNDER THE LAWS OF THE UNITED STATES OR ANY POLITICAL SUBDIVISION THEREOF OR THEREIN, AN ESTATE THE INCOME OF WHICH IS SUBJECT TO UNITED STATES FEDERAL INCOME TAXATION REGARDLESS OF ITS SOURCE OR A TRUST IF BOTH A COURT WITHIN THE UNITED STATES IS ABLE TO EXERCISE PRIMARY SUPERVISION OVER ITS ADMINISTRATION AND ONE OR MORE UNITED STATES PERSONS HAVE THE AUTHORITY TO CONTROL ALL OF ITS SUBSTANTIAL DECISIONS OR A TRUST THAT HAS MADE A VALID ELECTION TO BE TREATED AS A DOMESTIC TRUST FOR UNITED STATES FEDERAL INCOME TAX PURPOSES (“UNITED STATES PERSONS”); PROVIDED, HOWEVER, THAT THE TERM “UNITED STATES PERSON” SHALL NOT INCLUDE A BRANCH OR AGENCY OF A UNITED STATES BANK OR INSURANCE COMPANY THAT IS OPERATING OUTSIDE THE UNITED STATES FOR VALID BUSINESS REASONS AS A LOCALLY REGULATED BRANCH OR INSURANCE BUSINESS AND NOT SOLELY FOR THE PURPOSE OF INVESTING IN SECURITIES NOT REGISTERED UNDER THE SECURITIES ACT.

£1,000/£10,000/£100,000

GENERAL MOTORS NOVA SCOTIA FINANCE COMPANY

(organized under the laws of Nova Scotia, Canada)

£

PERCENT NOTES DUE

This Note is listed on the Luxembourg Stock Exchange

GENERAL MOTORS NOVA SCOTIA FINANCE COMPANY, a Nova Scotia company (the “Company”), for value received, hereby promises to pay to      or registered assigns on                     , upon surrender hereof, the principal amount of

One Thousand/Ten Thousand/One Hundred Thousand Pounds Sterling

£1,000/£10,000/£1 00,000

and to pay interest at the rate of percent per annum in arrears from the date of issuance or the later date to which interest has been paid or provided for on said principal amount annually on each, beginning, until payment of said principal amount has been made or duly provided for. Such payments shall be made in Pounds Sterling.

Reference is made to the further provisions set forth under Terms and Conditions of the Note endorsed on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

Holders of this Note are deemed to have notice of all of the provisions of the Fiscal and Paying Agency Agreement dated July 10, 2003 among the Company, General Motors Corporation as Guarantor, Deutsche Bank Luxembourg S.A. as Fiscal Agent and principal Paying Agent and Banque Generale du Luxembourg S.A., as Paying Agent (as amended from time to time in accordance with its terms, the “Fiscal and Paying Agency Agreement”) applicable to them. Copies of the Fiscal and Paying Agency Agreement are available for inspection at the specified offices of the Fiscal Agent.

Title to this Note shall pass on registration of the Note in the Note Register for the Notes. Prior to the registration of any transfer of this Note in the Note Register, the Company may treat the person in whose name this Note is registered as the absolute owner of this Note for all purposes (notwithstanding any notice to the contrary and whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon or notice of any previous loss or theft or trust or other interest herein).

This Note shall not be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been duly signed by the Fiscal Agent acting in accordance with the Fiscal and Paying Agency Agreement.

IN WITNESS whereof the Company has caused this Note to be duly executed on its behalf.

GENERAL MOTORS NOVA SCOTIA FINANCE COMPANY

By:
Name:
Duly Authorized Officer

Dated: July     , 2003

CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within-mentioned Fiscal and Paying Agency Agreement.

DEUTSCHE BANK LUXEMBOURG S.A. as Fiscal Agent without warranty, recourse or liability

By:
Name:
Title:

SCHEDULE 4

PROVISIONS FOR MEETINGS OF NOTEHOLDERS

1. As used in this Schedule the following expressions shall have the following meanings unless the context otherwise requires:

(i) “voting certificate” shall mean an English language certificate issued by a Paying Agent and dated, in which it is stated:

(a) that on the date thereof Notes (not being Notes in respect of which a block voting instruction has been issued and is outstanding in respect of the meeting specified in such voting certificate and any adjourned such meeting) bearing specified serial numbers were deposited with such Paying Agent or (to the satisfaction of such Paying Agent) were held to its order or under its control and that no such Notes will cease to be so deposited or held until the first to occur of:

(1) the conclusion of the meeting specified in such certificate, or, if applicable, any adjourned such meeting; and

(2) the surrender of the certificate to the Paying Agent who issued the same; and

(b) that the Noteholder is entitled to attend and vote at such meeting and any adjourned such meeting in respect of the Notes represented by such certificate;

(ii) “block voting instruction” shall mean an English language document issued by a Paying Agent and dated, in which:

(a) it is certified that Notes (not being Notes in respect of which a voting certificate has been issued and is outstanding in respect of the meeting specified in such block voting instruction and any adjourned such meeting) have been deposited with such Paying Agent or (to the satisfaction of such Paying Agent) were held to its order or under its control and that no such Notes will cease to be so deposited or held until the first to occur of:

(1) the conclusion of the meeting specified in such document or, if applicable, any adjourned such meeting; and

(2) the surrender to the Paying Agent not less than 48 hours before the time for which such meeting or any adjourned such meeting is convened of the receipt issued by such Paying Agent in respect of each such deposited Note which is to be released or (as the case may require) the Note or Notes ceasing with the agreement of the Paying Agent to be held to its order or under its control and the giving of notice by the Paying Agent to the Company in accordance with paragraph 17 below of the necessary amendment to the block voting instruction;

(b) it is certified that each holder of such Notes has instructed such Paying Agent that the vote(s) attributable to the Note or Notes so deposited or held should be cast in a particular way in relation to the resolution or resolutions to be put to such meeting or any adjourned such meeting and that all such instructions are during the period commencing 48 hours prior to the time for which such meeting or any adjourned such meeting is convened and ending at the conclusion or adjournment thereof neither revocable nor capable of amendment;

(c) the total number and the serial numbers of the Notes so deposited or held are listed distinguishing with regard to each such resolution between those in respect of which instructions have been given as aforesaid that the votes attributable thereto should be cast in favor of the resolution and those in respect of which instructions have been so given that the votes attributable thereto should be cast against the resolution; and

(d) one or more persons named in such document (each hereinafter called a “proxy”) is or are authorized and instructed by such Paying Agent to cast the votes attributable to the Notes so listed in accordance with the instructions referred to in sub-paragraph (c) above as set out in such document.

The holder of any voting certificate or the proxies named in any block voting instruction shall for all purposes in connection with the relevant meeting or adjourned meeting of Noteholders be deemed to be the holder of the Notes to which such voting certificate or block voting instruction relates and the Paying Agent with which such Notes have been deposited or the person holding the same to the order or under the control of such Paying Agent shall be deemed for such purposes not to be the holder of those Notes.

2. The Company may at any time and, upon a requisition in writing of Noteholders holding not less than one tenth of the principal amount of the 2015 Notes or the 2023 Notes for the time being outstanding, convene a meeting of the applicable Noteholders and if the Company is in default for a period of seven days in convening such a meeting the same may be convened by the requisitionists. Whenever the Company is about to convene any such meeting they shall forthwith give notice in writing to the Fiscal Agent of the day, time and place thereof and of the nature of the business to be transacted thereat.

3. At least 21 days’ notice (exclusive of the day on which the notice is given and the day on which the meeting is held) specifying the place, day and hour of meeting shall be given to the Noteholders prior to any meeting of the Noteholders in the manner provided by Condition 13. Such notice shall state generally the nature of the business to be transacted at the meeting thereby convened but it shall not be necessary to specify in such notice the terms of any resolution to be proposed. Such notice shall include a statement to the effect that Notes may be deposited with Paying Agents for the purpose of obtaining voting certificates or appointing proxies not less than 1 Business Day before the time fixed for the meeting or, in the case of corporations, may appoint representatives by resolution of their directors or other governing body. A copy of the notice shall be sent by overnight courier to the Company (unless the meeting is convened by the Company).

4. Some person (who need not be a Noteholder) nominated in writing by the Company shall be entitled to take the chair at every such meeting but if no such nomination is made or if at any meeting the person nominated shall not be present within fifteen minutes after the time appointed for holding the meeting the Noteholders present shall choose one of their number to be Chairman.

5. At any such meeting one or more persons present holding the 2015 Notes or the 2023 Notes or voting certificates or being proxies and holding or representing in the aggregate not less than one twentieth of the principal amount of the 2015 Notes or the 2023 Notes shall form a quorum for the transaction of business and no business (other than choosing of a Chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of business. An “Extraordinary Resolution” refers to any resolution affecting the interests of the Noteholders, including modification of the Conditions, the 2015 Notes or the 2023 Notes or the Fiscal and Paying Agency Agreement. The quorum at any such meeting for passing an Extraordinary Resolution shall (subject as provided below) be one or more persons present holding Notes or voting certificates or being proxies and holding or representing in the aggregate a clear majority in principal amount of the 2015 Notes or the 2023 Notes (as applicable) for the time being outstanding provided that with respect to any of the following matters:

(i) modification of the Maturity Date of the 2015 Notes or the 2023 Notes or reduction or cancellation of the amount of principal payable upon maturity;

(ii) variation of calculating the rate of interest in respect of the 2015 Notes or the 2023 Notes;

(iii) modification of the currency in which payments under the 2015 Notes or the 2023 Notes are to be made;

(iv) modification of the majority required to pass an Extraordinary Resolution;

(v) alteration of this proviso or the proviso to paragraph 6 below;

the quorum for passing shall be one or more persons present holding Notes or voting certificates or being proxies and holding or representing in the aggregate not less than two-thirds, or at any adjourned such meeting not less than a clear majority, of the principal amount of the 2015 Notes or the 2023 Notes (as applicable) for the time being outstanding. An Extraordinary Resolution passed at any meeting of the holders of Notes will be binding on all holders of the 2015 Notes or the 2023 Notes, as the case may be, whether or not they are present at the meeting. Except as otherwise provided herein, the quorum at any meeting for passing any matters other than Extraordinary Resolutions shall be one or more persons present holding or representing in the aggregate not less than a clear majority of the principal amount of the 2015 Notes or the 2023 Notes (as applicable) represented at such meeting.

6. If within fifteen minutes after the time appointed for any such meeting a quorum is not present the meeting shall if convened upon the requisition of Noteholders be dissolved. In any other case it shall stand adjourned to the same day in the next week (or if such is a public holiday the next succeeding Business Day) at the same time and place (except in the case of a meeting at which an Extraordinary Resolution is to be proposed in which case it shall stand adjourned for such period being not less than 14 days nor more than 42 days, and at such place as may be appointed by the Chairman and approved by the Fiscal Agent) and at such adjourned meeting one or more persons present holding Notes or voting certificates or being proxies (whatever the principal amount of the Notes so held or represented by them) shall (subject as provided below) form a quorum and shall (subject as provided below) have power to pass any Extraordinary Resolution or other resolution and to decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had the requisite quorum been present provided that at any adjourned meeting the business of which includes any of the matters specified in the proviso to paragraph 5 above the quorum for passing on Extraordinary Resolution shall be one or more persons present holding Notes or voting certificates or being proxies and holding or representing in the aggregate not less than a clear majority of principal amount of the 2015 Notes or the 2023 Notes (as applicable) for the time being outstanding.

7. Notice of any adjourned meeting at which an Extraordinary Resolution is to be submitted shall be given in the same manner as notice of an original meeting but as if 10 were substituted for 21 in paragraph 3 above and such notice shall (except in cases where the proviso to paragraph 6 above shall apply when it shall state the relevant quorum) state that two or more persons present holding Notes or voting certificates or being proxies at the adjourned meeting whatever the principal amount of the Notes held or represented by them will form a quorum. Subject as aforesaid it shall not be necessary to give any notice of an adjourned meeting.

8. Every question, including any Extraordinary Resolution, submitted to a meeting shall be decided in the first instance by a show of hands and in case of equality of votes the Chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) to which he may be entitled as a Noteholder or as a holder of a voting certificate or as a proxy.

9. At any meeting unless a poll is (before or on the declaration of the result of the show of hands) demanded by the Chairman, the Company or by two or more persons present holding Notes or voting certificates or being proxies and holding or representing in the aggregate not less than one fiftieth part of the principal amount of the 2015 Notes or the 2023 Notes (as applicable) then outstanding a declaration by the Chairman that a resolution has been carried or carried by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favor or against such resolution.

10. Subject to paragraph 12 below, if at any such meeting a poll is so demanded it shall be taken in such manner and subject as hereinafter provided either at once or after an adjournment as the Chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the motion on which the poll has been demanded.

11. The Chairman may with the consent of (and shall if directed by) any such meeting adjourn the same from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully (but for lack of a required quorum) have been transacted at the meeting from which the adjournment took place.

12. Any poll demanded at any such meeting on the election of a Chairman or on any question of adjournment shall be taken at the meeting without adjournment.

13. Any director or officer of the Company and their lawyers and financial advisers may attend and speak at any meeting. Save as aforesaid, but without prejudice to the proviso to the definition of “outstanding” in Clause 1 of the Fiscal and Paying Agency Agreement, no person shall be entitled to attend and speak nor shall any person be entitled to vote at any meeting of the Noteholders or join with others in requisitioning the convening of such a meeting unless he either produces the Note or Notes of which he is the holder or a voting certificate or is a proxy. Neither the Company nor any of its subsidiaries shall be entitled to vote at any meeting in respect of 2015 Notes or the 2023 Notes held by it for the benefit of the Company and no other person shall be entitled to vote at any meeting in respect of Notes held by it for the benefit of the Company. Nothing herein contained shall prevent any of the proxies named in any block voting instruction or voting certificate from being a director, officer or representative of or otherwise connected with the Company.

14. Subject as provided in paragraph 13 above at any meeting:

(a) on a show of hands every person who is present in person and produces a 2015 Note or a 2023 Note or voting certificate or is a proxy shall have one vote; and

(b) on a poll every person who is so present shall have one vote in respect of each minimum integral amount of 2015 Notes or 2023 Notes.

15. The proxies named in any block voting instruction need not be Noteholders.

16. Each block voting instruction together (if so requested by the Company) with proof satisfactory to such Company of its due execution on behalf of the relevant Paying Agent shall be deposited at such place as the Fiscal Agent shall approve not less than 24 hours before the time appointed for holding the meeting or adjourned meeting at which the proxies named in the block voting instruction propose to vote and in default the block voting instruction shall not be treated as valid unless the Chairman of the meeting decides otherwise before such meeting or adjourned meeting proceeds to business. A notarially certified copy of each block voting instruction shall be deposited with the Fiscal Agent before the commencement of the meeting or adjourned meeting but the Fiscal Agent shall not thereby be obligated to investigate or be concerned with the validity of or the authority of the proxies named in any such block voting instruction.

17. Any vote given in accordance with the terms of a block voting instruction shall be valid notwithstanding the previous revocation or amendment of the block voting instruction or of any of the Noteholders’ instructions pursuant to which it was executed provided that no intimation in writing of such revocation or amendment shall have been received from the relevant Paying Agent by the Company at its registered office (or such other place as may have been approved by the Fiscal Agent for the purpose) by the time being 24 hours before the time appointed for holding the meeting or adjourned meeting at which the block voting instruction is to be used.

18. Without limiting the definition of Extraordinary Resolution, the following powers shall be exercisable only by Extraordinary Resolution:

(a) Power to sanction any compromise or arrangement proposed to be made between the Company and the Noteholders.

(b) Power to sanction any abrogation, modification, compromise or arrangement in respect of the rights of the Noteholders against the Company or against any of its property whether such rights shall arise under these presents, the Notes or otherwise.

(c) Power to assent to any modification of the provisions contained in these presents or the Conditions or the Notes which shall be proposed by the Company.

(d) Power to give any authority or sanction which under the provisions of these presents or the Notes is required to be given by Extraordinary Resolution.

(e) Power to appoint any persons (whether Noteholders or not) as a committee or committees to represent the interests of the Noteholders and to confer upon such committee or committees any powers or discretions which the Noteholders could themselves exercise by Extraordinary Resolution.

(f) Power to sanction any agreement or proposal for the exchange or sale of the Notes for, or as the conversion of the Notes into, or the cancellation of the Notes in consideration of, shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities of the Company or any other company formed or to be formed, or for or into or in consideration such shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities as aforesaid and partly for or into or in consideration of cash.

(g) Subject to Condition 11, power to approve the substitution of any entity in place of the Company (or any previous substitute) as the principal debtor in respect of the Notes.

19. Any resolution passed at a meeting of the Noteholders duly convened and held in accordance with these presents shall be binding upon all the Noteholders whether present or not present at such meeting and whether or not voting and each of them shall be bound to give effect thereto accordingly and the passing of any such resolution shall be conclusive evidence that the circumstances justify the passing thereof. Notice of the result of the voting on any resolution duly considered by the Noteholders shall be published in accordance with Condition 13 within 14 days of such result being known provided that the non publication of such notice shall not invalidate such resolution.

20. Minutes of all resolutions and proceedings at every such meeting as aforesaid shall be made and duly entered in books to be from time to time provided for that purpose by the Company and any such minutes as aforesaid if purporting to be signed by the Chairman of the meeting at which such resolutions were passed or proceedings had shall be conclusive evidence of the matters therein contained and until the contrary is proved every such meeting in respect of the proceedings of which minutes have been made shall be deemed to have been duly held and convened and all resolutions passed or proceedings had thereat to have been duly passed or had.

SIGNATORIES

The Company

GENERAL MOTORS NOVA SCOTIA FINANCE COMPANY

1908 Colonel Sam Drive

Oshawa, Ontario L1H 8P7

Canada

Telephone: (905) 644-7319

Facsimile: (905) 644-6273

Attention: Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer

By:

The Guarantor

General Motors Corporation

300 Renaissance Center

Detroit, Michigan 48265-2000

United States

Telephone: 313-665-6288

Facsimile: 313 644-6273

Attention: Vice President , Global Borrowings

By:

The Fiscal Agent

Deutsche Bank Luxembourg S.A.

2 Boulevard Konrad Adenauer

L-1115 Luxembourg

Facsimile: +352473136

Attention: Coupon Paying Department

By:

The Paying Agent

Banque Generale du Luxembourg

S.A.

50 Avenue J.F. Kennedy

L-2951 Luxembourg

Telephone: +35242428068
Facsimile: +35242422887
Attention: Documentation,
Fiscal and Listing Agencies

By: